Exhibit 3.2

CONFIDENTIAL	Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

INOTIV PARENT, LLC,
a Delaware limited liability company

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. BECAUSE SUCH SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR ARE EXEMPT FROM REGISTRATION THEREUNDER. TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

TABLE OF CONTENTS

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EXHIBITS AND SCHEDULES

Exhibit A – Form of Joinder Agreement

Schedule A – Member Contact Information
Schedule B – Company Adverse Person

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
INOTIV PARENT, LLC

This Amended and Restated Limited Liability Company Agreement of Inotiv Parent, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 19, 2026 (the “Effective Date”) by and among the Company, the Members party to this Agreement as of the date hereof (including each Member deemed to be a party hereto pursuant to the Chapter 11 Plan) and such other Persons as shall hereinafter become Members in accordance with the terms of this Agreement and the Delaware Act, and each other Person that is or shall become a Member from time to time pursuant to the provisions of this Agreement.

R E C I T A L S

WHEREAS, on June 3, 2026, Inotiv, Inc. and its affiliated debtors (the “Debtors”) filed voluntary petitions under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) commencing cases which are being jointly administered under case number 26-90601 (CML) (the “Chapter 11 Cases”);

WHEREAS, on July 14, 2026, the Bankruptcy Court entered an order [Docket No. 191] (the “Confirmation Order”) confirming the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Inotiv, Inc. and Its Affiliated Debtors [Docket No. 191, Ex. A] (as amended, supplemented or otherwise modified from time to time in accordance therewith, including all exhibits, appendices and schedules thereto (including the documents contained in the Notice of Filing of Plan Supplement [Docket No. 128] and Notice of Filing of Amended Plan Supplement [Docket No. 178]), the “Chapter 11 Plan”);

WHEREAS, pursuant to the Chapter 11 Plan, on the Effective Date (or as soon thereafter as reasonably practicable in accordance with the distribution provisions set forth in the Chapter 11 Plan) Common Units and Warrants will be issued and distributed on the terms set forth in the Chapter 11 Plan (including the Restructuring Transactions Memorandum (as defined in the Chapter 11 Plan));

WHEREAS, the Company was formed by filing a certificate of formation with the Secretary of State of the State of Delaware on July 14, 2026;

WHEREAS, on July 15, 2026, the initial member entered into the limited liability company agreement of the Company (the “Original Agreement”) in order to govern the operations and affairs of the Company;

WHEREAS, pursuant to the Chapter 11 Plan and the Confirmation Order, each Person entitled to receive Common Units pursuant to the Chapter 11 Plan shall be deemed to be a party to this Agreement as a Member without the requirement to execute this Agreement;

WHEREAS, the parties hereto wish to (a) continue the Company as a limited liability company in accordance with the Delaware Act and (b) provide for, among other things, how the business and affairs of the Company shall be managed, all as permitted under the Delaware Act; and

WHEREAS, the Company and the Members desire to amend and restate the Original Agreement in its entirety, as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

Article 1
Definitions

Section 1.01.         Definitions. For purposes of this Agreement, each of the following terms shall have the meaning given such term in this Article 1.

“Accelerated Preemptive Rights Closing Date” has the meaning set forth in Section 3.04(c).

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.02.

“Affiliate” means, with respect to any Person, (a) any other Person that controls, is controlled by, or is under common control with such Person and (b) any Approved Funds of such Person. For purposes of this Agreement, the term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, no Member shall be considered an Affiliate of (i) in the case of the Highbridge Members, the Silver Point Members or another Member that is (or any of whose Affiliates is) a private equity firm, investment firm or the like, any portfolio operating company in which such Member or any of its Affiliates has made a debt or equity investment (a “Portfolio Company”), (ii) any Company Party or (iii) another Member (and in each case, vice versa).

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

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“Approved Funds” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (a) such Person, (b) an Affiliate of such Person or (c) the same investment manager, advisor or subadvisor that controls or manages such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Award Agreement” means each agreement between the Company and each individual recipient relating to the grant of any Equity Securities.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities Exchange Act.

“Board” means the Board of Managers of the Company, which, for purposes of the Act, shall be deemed the sole “manager” (as defined in the Act) of the Company but which shall be subject to the rights, obligations, limitations and duties set forth in this Agreement.

“Business Day” means any day other than Saturday, Sunday or any day on which banks are required or authorized by Law to be closed in New York, New York.

“Capital Contributions” means, with respect to any Member, the amount of cash, cash equivalents or the Fair Market Value of other assets, securities or property (net of any liabilities) which such Member contributes or is deemed to have contributed to the Company with respect to any Unit pursuant to Section 3.01.

“Cause” has the meaning set forth in the Equity Plan, Employment Agreement or Award Agreement, as applicable.

“Certificate” means the Certificate of Formation of the Company originally filed on July 14, 2026 with the Secretary of State of the State of Delaware in accordance with the Act, as such Certificate may be amended from time to time in accordance with the Act.

“Certificated Units” has the meaning set forth in Section 3.06.

“Chairperson” has the meaning set forth in Section 5.02(d).

“Change in Control” means the occurrence of any of the following events:

(a)            the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company Parties to any Person or “group” (as determined in accordance with Securities Exchange Act requirements but excluding, for the avoidance of doubt, any such “group” that may be deemed to be created by virtue of this Agreement), other than to (i)(A) any Highbridge Member or any of its Affiliates or (B) any Silver Point Member or any of its Affiliates (each Person in clause (A) or (B), a “Permitted Holder”) or (ii) any such “group” controlled, directly or indirectly, by one or more of the Permitted Holders;

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(b)            any Person or “group” (as determined in accordance with Securities Exchange Act requirements but excluding, for the avoidance of doubt, any such “group” that may be deemed to be created by virtue of this Agreement), other than one or more of the Permitted Holders, or any such “group” controlled, directly or indirectly, by one or more of the Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Common Units (or of the Voting Power of any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of an acquisition, merger, divisive merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c)            a merger of the Company with or into another Person (other than one or more of the Permitted Holders) in which the Members immediately prior to such merger cease to hold at least 50% of the Common Units (or of the Voting Power of the surviving or successor entity or its ultimate parent) immediately following such merger;

provided that in each case under clause (a), (b) or (c), in no event shall a Change in Control be deemed to include any transaction effected for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of any Company Party, so long as the Members immediately prior to such transaction own Equity Securities with respect to such reorganized Company Party in the same proportions as their ownership of the Common Units immediately prior to such transaction.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Chapter 11 Plan” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Percentage” means, at any time with respect to one or more Members, a fraction, expressed as a percentage, the numerator of which is equal to the number of Common Units then owned by such Member(s) and the denominator of which is equal to the aggregate number of Common Units then outstanding; provided that, in the case of any Member that has Transferred any Common Units to any Permitted Transferee pursuant to Section 8.02, the numerator of such calculation shall include the Common Units so transferred to such Permitted Transferee; and provided, further, that (x) any Common Units issued under the Equity Plan or any other Employee Plan shall be excluded from both the numerator and the denominator of such calculation and (y) any Common Units issuable pursuant to any Warrants or Equity Securities convertible into or exercisable or exchangeable for Common Units or shall be excluded from both the numerator and the denominator of such calculation, unless such Common Units are actually issued or, if “Common Percentage” is being calculated for purposes of a transaction, such Common Units are to be issued in such transaction, in which case, such Common Units shall be included in such calculations, as applicable.

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“Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect thereto in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Adverse Person” means any Person that is set forth on Schedule B hereto, as modified from time to time pursuant to Section 8.01(c), together with its Affiliates (in each case, other than, if any Significant Member or any of its Permitted Transferees directly or indirectly acquires control of any such Person set forth on such Schedule or any of its Affiliates, such Significant Member and its other Affiliates and Permitted Transferees).

“Company Competitor” means any Person that together with its Affiliates owns, controls, manages or operates a business primarily engaged in providing any of the following: (a) nonclinical drug discovery or development services, (b) analytical laboratory services in support of drug discovery or development, or (c) research models or related products or services; provided that no Significant Member, nor any of its Affiliates, shall be deemed a Company Competitor solely by reason of (x) any debt investment in, or non-controlling equity investment in, any such Person or (y) the ownership or control of any Portfolio Company engaged in any such business, so long as customary information walls are maintained between such Significant Member and such Portfolio Company with respect to Confidential Information.

“Company Party” means the Company or any of its Subsidiaries.

“Company Repurchase Closing” has the meaning set forth in Section 8.05(c).

“Company Repurchase Notice” has the meaning set forth in Section 8.05(c).

“Company Repurchase Price” has the meaning set forth in Section 8.05(b).

“Company Repurchase Right” has the meaning set forth in Section 8.05(a)(ii).

“Company Repurchase Securities” has the meaning set forth in Section 8.05(a)(ii).

“Confidential Information” means all non-public confidential and proprietary information of any of the Company Parties, the Members or their respective Affiliates that a Member may acquire from the Company Parties or the other Members in connection with its investment in the Company Parties, other than any information which (a) is available on a non-confidential basis, from a source other than the disclosing Person, the Company or its Subsidiaries, or any of their respective representatives, employees, agents or other service providers, and in each case not in violation of a confidentiality obligation, (b) is disclosed in a prospectus, in other documents or in any other manner for dissemination to the public, or (c) is independently developed by the receiving Person without violating any requirement hereunder.

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“Confirmation Order” has the meaning set forth in the Recitals.

“Consenting Noteholder Members” means Members that received Units and Warrants on account of their Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims (each as defined in the Chapter 11 Plan) on the Effective Date, together with their respective Permitted Transferees.

“Cost” means, as of any date of determination, the amount, if any, originally paid for such Equity Security by the initial holder thereof, as reduced for all subsequent Distributions pursuant to Section 4.01 in respect of such Equity Security and equitably adjusted for any recapitalizations.

“Covered Persons” has the meaning set forth in Section 6.05(b)(i)(A).

“Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among Inotiv Holdings I, LLC, as Borrower, Inotiv Intermediate, LLC, the other guarantors from time to tome party thereto, the lenders from time to time party thereto and Acquiom Agency Services LLC, as administrative and collateral agent, as it may be amended, modified or supplemented from time to time.

“Debtors” has the meaning set forth in the Recitals.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution, interim distribution or otherwise; provided that none of the following shall be a Distribution: (a) any repurchase by the Company of any Equity Securities of the Company pursuant to Section 8.05 or as otherwise approved by the Board in respect of any Related Service Provider, (b) any recapitalization or exchange of Units, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units; provided, that, any such recapitalization, exchange, subdivision or combination or similar event is done on a pro rata basis among all Members in proportion to their respective holdings of Units immediately prior to such recapitalization, exchange, subdivision or combination or similar event and in which the economic, governance and consent rights of the Members are preserved in all respects, (c) any repurchase of Units pursuant to any right of first refusal or other repurchase right or obligation of the Company, or (d) any fees, expenses or other amounts paid to a Member (or any Affiliate of any Member) that are not in respect of such Member’s Units, including payments made pursuant to Section 6.04.

“Drag-Along Notice” has the meaning set forth in Section 8.04(b).

“Drag-Along Sale” has the meaning set forth in Section 8.04(a)(i).

“Drag-Along Seller” has the meaning set forth in Section 8.04(a)(i).

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“Dual Hat Person” has the meaning set forth in Section 6.07(a).

“Effective Date” has the meaning set forth in the Preamble.

“Employee Plan” has the meaning set forth in Section 3.04(d)(i).

“Employment Agreement” means any employment, consulting, management, severance, retention, restrictive covenant or other similar agreement entered into between any Company Party and any Management Member.

“Encumbrance” means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Unit.

“Equity Plan” means the Inotiv 2026 Management Incentive Plan (or such other name as determined by the Board), as amended from time to time in accordance with its terms and the terms of this Agreement.

“Equity Securities” means, with regard to any Person, as applicable, (a) any capital stock, partnership, membership, joint venture, preferred or other ownership or equity interests, or other share capital of such Person or securities containing any profit participation features with respect to such Person, (b) any securities of such Person, directly or indirectly, convertible into or exchangeable or exercisable for any capital stock, partnership, membership, joint venture, preferred or other ownership or equity interests, other share capital of such Person or containing any profit participation features with respect to such Person, (c) any rights or options directly or indirectly to subscribe for or to purchase (including debt securities that by their terms are convertible into) any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable or exercisable for any capital stock, partnership, membership, joint venture, preferred or other ownership equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (d) any share, unit or membership interest appreciation rights, phantom share rights, contingent interest or other similar rights relating to such Person (including any equity-linked rights or rights, to payments or otherwise, tied to the equity value of such Person), or (e) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, units or membership interests or recapitalization, exchange, merger, divisive merger, consolidation or other reorganization.

“Excluded Member” means any Member that (a) is not an “accredited investor” (within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission), or (b) in the case of a Management Member, has (or whose Permitted Transferor or Related Service Provider has) committed fraud or a Restrictive Covenant Violation or experienced a Termination of Service.

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“Fair Market Value” means, as of the relevant date of determination, (a) with respect to any Equity Security of the Company, the amount that such Equity Security would receive upon a liquidation of the Company pursuant to Section 12.02 following the sale of all of the assets of the Company for fair market value, as reasonably determined in good faith by the Board or the liquidators (after giving effect to any estimated transaction fees, costs and expenses associated with a sale or liquidation), and (b) with respect to any asset, the fair market value of such asset as reasonably determined in good faith by the Board or the liquidators. Any determination of the Board or the liquidators pursuant to the foregoing (a) and (b) shall be based upon the following principles: (i) the assumption that there is a willing buyer and a willing seller of the relevant asset(s), neither of which is an Affiliate of the other and neither of which is under any obligation to buy or sell, as applicable, with both the buyer and the seller in possession of all material facts; (ii) such determination shall be based on the market conditions prevailing at the time, taking into account all attendant circumstances; and (iii) such determination shall disregard any control premium, any discount for lack of control or lack of marketability, or similar discounts. For all purposes hereunder, the determination of Fair Market Value by the Board or the liquidators shall be deemed conclusive, final and binding on all Members (and shall not be subject to collateral attack for any reason).

“Family Member” means, with respect to any individual, (a) such individual’s spouse, (b) such individual’s parents, (c) such individual’s children and grandchildren and (d) any trust or other estate planning entity for the exclusive benefit of any individuals referenced in (a) through (c) above.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board.

“Fiscal Year” has the meaning set forth in Section 7.03.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the United States or any state, provincial, local or foreign government, self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any subdivision, agency or authority of any of the foregoing having competent jurisdiction over any Company Party or any Member, as applicable.

“Highbridge Fund” means any funds, accounts, and other investment vehicles advised, managed, or sub-advised by Highbridge Capital Management, LLC.

“Highbridge Group” means Highbridge Capital Management, LLC and its Affiliates.

“Highbridge Manager” means any Manager designated solely by the Highbridge Members pursuant to Section 5.02.

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“Highbridge Members” means (a) the Highbridge Funds listed on the signature pages of this Agreement and (b) any of their Affiliates (i) to whom Units are Transferred or issued by the Company and (ii) who becomes a party (if not already a party) to this Agreement by execution of a joinder agreement in accordance with this Agreement.

“HSP Manager” means any Manager designated by jointly the Highbridge Members and Silver Point Members pursuant to Section 5.02.

“Indemnified Liabilities” has the meaning set forth in Section 6.04(a).

“Indemnified Person” has the meaning set forth in Section 6.04(a).

“Initial Reserve” has the meaning set forth in Section 3.05.

“Involuntary Transfer” means, with respect to Membership Interests owned by any Member at any time during the term of this Agreement, any involuntary Transfer or Transfer by operation of law of such Membership Interests by or in which such Member shall be deprived or divested of any right, title or interest in or to such Membership Interests, including (a) by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (b) pursuant to any statute pertaining to escheat or abandoned property, (c) upon or occasioned by the death or incapacity of any such Member and the executor, administrator, guardian, trustee or other personal representative (if any) of such Member or (d) upon or occasioned by the divorce or legal separation of any such Member; provided, however, that “Involuntary Transfer” shall not include any Transfer of Membership Interests (x) to the Company solely resulting from a reclassification or exchange with the Company or a recapitalization of the Company or (y) effected as a result of a merger of the Company with or into any other Person.

“IPO” means the initial public offering and sale of Issuer Shares by the Issuer pursuant to an effective Registration Statement, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form, including any “de-SPAC” transaction.

“Issuer” has the meaning set forth in Section 9.01(a).

“Issuer Shares” has the meaning set forth in Section 9.01(a).

“Law” means each provision of any applicable federal, state or local law, statute, ordinance, order, code, rule or regulation or other legal requirement, promulgated or issued by any Governmental Authority.

“Liquidation Assets” has the meaning set forth in Section 12.02(b)(i).

“Liquidation Statement” has the meaning set forth in Section 12.02(b)(iii).

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“Management Member” means (a) each Member designated as a Management Member on the Schedule of Members pursuant to a Management Member Agreement or other agreement or acknowledgement, in each case, as of the date hereof, (b) any Member or current or former officer, employee, director, independent contractor or consultant of any Company Party who holds (or whose Permitted Transferor held) Units after the date hereof pursuant to any Management Member Agreement, (c) any other Member who is designated as a “Management Member” pursuant to a Management Member Agreement or other agreement or acknowledgement, in each case, entered into after the date hereof, or (d) any Permitted Transferee of a party described in the foregoing clauses (a)–(c) in its capacity as such. Notwithstanding anything to the contrary contained herein, in no event shall the term “Management Member” include any Highbridge Member, any Silver Point Member, any Other Institutional Member or any of their respective Affiliates or Permitted Transferees notwithstanding that any employee, officer, director or other representative of any such Person is employed by, or is a director, manager or member of the management of, a Company Party.

“Management Member Agreement(s)” has the meaning set forth in Section 3.03.

“Manager” means a member of the Board.

“Member” means each of the Persons listed in the Schedule of Members, and any Person admitted to the Company as a Substituted Member or Additional Member (including Warrantholders that become Members upon exercise of the Warrants), but, in each case, only for so long as such Person is the holder of Units.

“Member Meeting” has the meaning set forth in Section 5.04(a).

“Member Representative” has the meaning set forth in Section 8.04(e).

“Membership Interest” means a Member’s entire interest in the Company consisting of an interest in the profits, losses and distributions of the Company, the right, if any, to vote on or participate in the Company’s management, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act.

“New Issue Securities” has the meaning set forth in Section 3.04.

“Observer” has the meaning set forth in Section 5.02(e).

“Offered Securities” has the meaning set forth in Section 8.07(a)

“Officer(s)” has the meaning set forth in Section 5.03(a).

“Original Agreement” has the meaning set forth in the Recitals.

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“Other Institutional Member” means any Member that is (or any of whose Affiliates is) a private equity firm, investment firm or the like (other than any Highbridge Member or any Silver Point Member).

“Other Institutional Member Fund” means, with respect to any Other Institutional Member, the fund in the comparable position as the Highbridge Fund and Silver Point Fund within such Other Institutional Member’s and its Affiliates’ corporate structure, as determined by the Board.

“Permitted Holder” has the meaning set forth in the definition of “Change in Control.”

“Permitted Transferee” means the following (and the term “Permitted Transferor” shall have the correlative meaning):

(a)            with respect to any Member that is not an individual, any of such Member’s Affiliates; and

(b)            with respect to any Member that is an individual, (i) any Person to whom Units are Transferred from such Member (x) by will or the laws of descent and distribution or (y) by gift without consideration of any kind to such Member’s Family Member, (ii) a trust or similar entity, all the economic interests of which are held by or for the benefit of such Member or any of his or her Permitted Transferees described under clause (i) above and which is under the exclusive control of such Member which is organized to achieve the estate planning objectives of such Member, (iii) upon the permanent disability of such Member in such a manner that such Member is incapable of managing his or her own finances, assets and affairs, such Member’s personal representative or other similar administrators, (iv) any corporation, limited liability company or other legal entity, all the economic interests of which are held by or for the benefit of such Member or any of his or her Permitted Transferees described under clause (i) above and which is under the exclusive control of such Member, or (v) the Company (following approval by the Board).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Authority.

“Portfolio Company” has the meaning set forth in the definition of “Affiliate.”

“Preemptive Rights Member” has the meaning set forth in Section 3.04.

“Preemptive Rights Notice” has the meaning set forth in Section 3.04(a).

“Prospective Purchaser” has the meaning set forth in Section 8.07(a).

“Registration Rights Agreement” has the meaning set forth in Section 9.02(a).

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“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 5.06.

“Related Party Transaction” has the meaning set forth in Section 5.06.

“Related Service Provider” has the meaning ascribed thereto in Section 8.05(a)(ii).

“Restrictive Covenant” means any agreement, covenant or other provision (a) restricting or otherwise relating to the Management Member’s (i) competition, (ii) solicitation or hiring of employees or other service providers, (iii) solicitation of any suppliers, vendors, customers, clients or other business affiliates, or the interference with the business relationship with any of the foregoing, (iv) disclosure or use of confidential information or trade secrets or (v) disparagement or (b) providing for the Management Member’s assignment of intellectual property, or any other restrictions or covenants similar to those referenced in clauses (a) and (b), contained in any Employment Agreement or any relevant controlling Award Agreement, Management Member Agreement or any other agreement between the Management Member and any Company Party (or any appendix thereto).

“Restrictive Covenant Violation” means a Management Member’s violation or breach of any Restrictive Covenant.

“ROFR Election Notice” has the meaning set forth in Section 8.07(b).

“ROFR Member” has the meaning set forth in Section 8.07(a).

“ROFR Offer” has the meaning set forth in Section 8.07(a)(v).

“ROFR Offer Notice” has the meaning set forth in Section 8.07(a).

“ROFR Offer Price” has the meaning set forth in Section 8.07(a)(iv).

“ROFR Option Period” has the meaning set forth in Section 8.07(b).

“ROFR Portion” means, with respect to any ROFR Member, for any ROFR Offer, (x) the total number of applicable Offered Securities offered pursuant to such ROFR Offer, multiplied by (y) a fraction, (a) the numerator of which is the number of Units owned by such ROFR Member and (b) the denominator of which is the total number of Units owned by all ROFR Members, in each case, as of the date of the ROFR Offer Notice.

“ROFR Purchased Securities” has the meaning set forth in Section 8.07(b).

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“ROFR Seller” has the meaning set forth in Section 8.07(a).

“Schedule of Members” has the meaning set forth in Section 3.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Significant Members” means each of the Highbridge Members and the Silver Point Members for so long as such Person has a Common Percentage of at least 15%.

“Silver Point Fund” means any funds, accounts, and other investment vehicles advised, managed, or sub-advised by Silver Point Finance, L.P.

“Silver Point Group” means Silver Point Finance, L.P. and its Affiliates.

“Silver Point Manager” means any Manager designated solely by the Silver Point Members pursuant to Section 5.02.

“Silver Point Members” means (a) the Silver Point Funds listed on the signature pages of this Agreement and (b) any of their Affiliates (i) to whom Units are Transferred or issued by the Company and (ii) who becomes a party (if not already a party) to this Agreement by execution of a joinder agreement in accordance with this Agreement.

“State Acts” has the meaning set forth in Section 3.06(b).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the membership, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person (or a Subsidiary of such Person) shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the general partner, managing member, managing director (or a board comprised of any of the foregoing) or manager of such limited liability company, partnership, association or other business entity.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.01.

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“Tag-Along Notice” has the meaning set forth in Section 8.03(a)(i).

“Tag-Along Notice Period” has the meaning set forth in Section 8.03(a)(iii).

“Tag-Along Offer” has the meaning set forth in Section 8.03(a)(i).

“Tag-Along Percentage” means, for any Tag-Along Sale, a fraction the numerator of which is the number of Common Units proposed to be sold by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the total number of Common Units (including, for the avoidance of doubt, any Units capable of being issued in respect of Warrants that may be exercised) owned by the Tag-Along Seller, in each case as of the date of the Tag-Along Notice.

“Tag-Along Portion” means, with respect to any Member (excluding any Excluded Members), for any Tag-Along Sale, (a) the number of Common Units owned by such Member as of the date of the Tag-Along Notice (including, for the avoidance of doubt, all Units issued in respect of exercised Warrants or capable of being exercised in connection with any Warrants then outstanding) multiplied by (b) the Tag-Along Percentage.

“Tag-Along Response Notice” has the meaning set forth in Section 8.03(a)(iii).

“Tag-Along Right” has the meaning set forth in Section 8.03(a)(iii).

“Tag-Along Sale” has the meaning set forth in Section 8.03(a)(i).

“Tag-Along Seller” has the meaning set forth in Section 8.03(a)(i).

“Tag-Eligible Member” has the meaning set forth in Section 8.03(a)(i).

“Tagging Member” has the meaning set forth in Section 8.03(a)(iii).

“Termination of Service” means, with respect to any Management Member (or its Related Service Provider), the termination of the employment or service of such Management Member (or its Related Service Provider) with any of the Company Parties (including for death, disability or resignation), provided that a Termination of Service shall not include a termination of the employment or service of a Management Member with one of the Company Parties if such Management Member will continue to be employed by or provide services to any of the other Company Parties following such termination of employment or service.

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“Transfer” means, with respect to any Equity Securities of any Company Party, any sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Equity Securities or any participation or interest therein, including Involuntary Transfers, in each case whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of any Equity Securities of any Person directly or indirectly holding such Equity Securities of any Company Party (including through one or more other Persons) or through the issuance and redemption by any such Person of its Equity Securities), or any agreement or commitment to do any of the foregoing, but excluding, solely in the case of the Highbridge Members, the Silver Point Members or any Other Institutional Member and any of such Member’s Permitted Transferees, any sale, transfer or issuance (including any public offering), in each case whether directly or indirectly, of Equity Securities of (a) the Highbridge Fund or any member of the Highbridge Group (in the case of any Highbridge Member), the Silver Point Fund (in the case of any Silver Point Member), the applicable Other Institutional Member Fund (in the case of any Other Institutional Member) or any other funds, accounts and/or investment vehicles managed by the Highbridge Group, the Silver Point Group or the Other Institutional Member management company, as applicable, or any of its Affiliates (including the Highbridge Members, the Silver Point Members or the Other Institutional Member, as applicable), in each case for so long as such fund, account, or investment vehicle is managed by the Highbridge Group, the Silver Point Group or the Other Institutional Member management company, as applicable, or any of its Affiliates or (b) any holding company or direct or indirect holder of Equity Securities in the Highbridge Group, the Silver Point Group or the Other Institutional Member management company, as applicable (or any successor thereto). The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Unit” means a unit of interest in the Company representing an interest in the profits, losses and distributions of the Company.

“Unwinding Event” has the meaning set forth in Section 8.02(b).

“USRPHC” has the meaning set forth in Section 13.02(b).

“Voting Power” means, with respect to any Person, the power to elect the members of the board of directors (or similar governing body) of such Person or, in the absence of such a body, the power to control the management of such Person.

“Warrant Agreement” means that certain Warrant Agreement, dated as of July 19, 2026, between the Company and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), a Delaware limited liability company, as warrant agent , as warrant agent.

“Warrantholder” means, at any time, any Person that holds Warrants.

“Warrants” means those certain warrants, exercisable for Common Units, issued by the Company to Warrantholders pursuant to the Warrant Agreement.

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Section 1.02.         Construction. Unless otherwise expressly provided or unless the context requires otherwise, i) all references in this Agreement to Articles, Schedules and Sections shall mean and refer to Articles, Schedules and Sections of this Agreement; ii) all references to statutes shall include all amendments of the same and any successor or replacement statutes and regulations promulgated thereunder, and all references to regulations shall include all amendments and any successor or replacement regulations; iii) words using the singular or plural number also shall include the plural and singular number, respectively; iv) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement (including the schedules hereto); v) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of any Governmental Authority, Persons succeeding to the relevant functions of such Person), and, in the case of any Person that is a trust, to the trustees thereof acting in their capacity as such (as the context may require to be most protective of the Company and the Members); vi) the terms “Highbridge Member,” “Silver Point Member,” “Significant Member” and “Management Member” shall each also mean, if any such Person shall have Transferred any of its Units to any of its Permitted Transferees, such Person and its Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such Person may be taken at the election of such Person and its Permitted Transferees; vii) the term “including” shall mean “including, without limitation”; viii) every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not for or against any Member; ix) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require; x) the term “or” has the inclusive meaning represented by the phrase “and/or”; xi) references to “days” means calendar days; xii) references to “Dollars,” “dollars” or “$,” without more are to the lawful currency of United States of America; and xiii) any threshold for Common Percentage under this Agreement (including any such thresholds under Section 8.03(a)(i), but other than in Section 3.04, and the definition of Tag-Along Percentage and ROFR Portion, each of which shall be governed by the terms thereof) shall be calculated based on all Units held by the applicable Member and its Affiliates in the aggregate.

Article 2
The Company

Section 2.01.         Organization. The Company was formed as a Delaware limited liability company by filing the certificate of conversion and the Certificate with the Secretary of State of Delaware on July 14, 2026.

Section 2.02.         Limited Liability Company Agreement. The Company and the Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Members hereby agree that during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company shall be determined in accordance with the terms and conditions of this Agreement and, except where the Act provides that such rights and obligations specified in the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights and obligations are set forth in this Agreement, the Act; provided that notwithstanding the foregoing, Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) and Section 18-305(a) of the Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement to the Members and each such Member hereby expressly waives any and all rights under such Sections of the Act.

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Section 2.03.         Company Name. The name of the Company is “Inotiv Parent, LLC” and all business of the Company shall be conducted in such name or such other name as the Board shall determine. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

Section 2.04.         Purpose. The purpose of the Company is to carry on any and all lawful businesses and activities permitted from time to time under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Subject to the terms and conditions of this Agreement, the Company is specifically authorized to enter into, make, and perform all contracts and other undertakings, and engage in all other activities and transactions as the Board may deem necessary, advisable, or convenient for carrying out the purposes of the Company.

Section 2.05.         Powers. The Company shall possess and may exercise all the powers and privileges granted by the Act, all other applicable Laws or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of the Company approved by the Board.

Section 2.06.         Term. The term of the Company shall be perpetual unless and until the Company is dissolved pursuant to the Act or as set forth herein. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

Section 2.07.         Filings; Agent for Service of Process. (a) Certificate. The Certificate has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Board or the Officers shall take any and all other actions reasonably necessary to maintain the status of the Company under the Laws of the State of Delaware or any other state in which the Company shall do business. The Board or the Officers shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments shall be executed by the Officers or any Person authorized by them.

(b)            Maintenance. The Board or the Officers (or any of them), if any, shall execute and cause to be filed an original or amended Certificate and shall take any and all other actions as may be determined by the Board to be reasonably necessary to perfect and maintain the status of the Company under the Laws of any other states or jurisdictions in which the Company engages in business.

(c)            Registered Agent. The registered agent for service of process on the Company in the State of Delaware, and the address of such agent, shall be c/o The Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The Board, in its discretion, may change the registered agent and appoint successor registered agents.

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(d)            Dissolution. Upon the dissolution of the Company, the Board (or the Person responsible for the winding up and dissolution of the Company pursuant to Article 12), shall promptly execute and cause to be filed a certificate of dissolution in accordance with the Act and the Laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed a certificate or articles.

Section 2.08.         Foreign Qualification. At the request of the Board or any Officer, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or advisable to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.09.         No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a corporation for U.S. federal and all applicable state and local income tax purposes effective as of the date of its formation, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Article 3
Units

Section 3.01.         Units. The Membership Interests of the Members shall be represented by the Units, which are, as of the date hereof, the Common Units, each of which shall have the rights and preferences in the assets of the Company as provided herein. The Company has authority to issue an unlimited number of Common Units. A Unit shall for all purposes be personal property. The Board shall maintain and update from time to time a schedule of members (the “Schedule of Members”) to reflect changes in the Members (and Warrantholders), number of Common Units and Warrants held by them and their Capital Contributions, in each case in accordance with the terms of this Agreement; provided, however, that a failure to reflect any such changes made in accordance with this Agreement and the Equity Plan on the Schedule of Members shall not prevent any such changes from being effective. The Company may issue whole or fractional Units. Notwithstanding anything to the contrary set forth in this Agreement, any Common Units issued in respect of the exercise of the Warrants held by Consenting Noteholder Members shall be treated the same and shall have the same rights (including with respect to tag-along, preemptive, registration and information rights) as the Common Units held by the Consenting Noteholder Members as of the Effective Date.

Section 3.02.         Capital Contributions. Each Member has made (or shall be deemed for purposes of this Agreement to have made) a Capital Contribution to the Company on or prior to the date hereof with respect to such Member’s Common Units, the amount of which shall be reflected on the Schedule of Members maintained by the Board. Following the date of this Agreement, no Member shall be required to make any Capital Contribution to the Company at any time without such Member’s prior written consent.

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Section 3.03.          Issuance of Additional Units. Subject to compliance with Section 3.04, Section 5.04 and Section 14.03, the Board shall have the right to cause the Company to create or issue Units (including other classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the Board, including rights, powers or obligations different from, senior to or more favorable than existing classes, groups and series of Units), in which event the Board shall have the power to amend this Agreement or the Schedule of Members maintained by the Board solely to reflect such additional issuances, in each case without the approval or consent of any Member (subject, for the sake of clarity, to Section 3.04, Section 14.03 and Article 5). In connection with and as a condition to any issuance of Units (including pursuant to the exercise of any Warrants or any option to acquire such Units) pursuant to this Section 3.03, the Company shall require each Person who acquires such Units and is not already a Member to execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall require each such Person who is or will be a Management Member to enter into such other documents, instruments and agreements to effect such purchase or issuance of Units as are required by the Board (each, a “Management Member Agreement”).

Section 3.04.         Preemptive Rights. Except as otherwise provided in Section 3.04(c) below, each time the Company or any of its Subsidiaries proposes to issue any Equity Securities (collectively, “New Issue Securities”) to any Person (other than the Company or any wholly owned Subsidiary of the Company) for cash, the Company shall first offer the New Issue Securities to (x) each Member (including any Consenting Noteholder Member) as of the date of this Agreement and (y) any other Member with a Common Percentage greater than or equal to 5% (excluding any Excluded Members) (each such Member, a “Preemptive Rights Member”) in accordance with the following provisions:

(a)            The Company or applicable Subsidiary shall give a notice to each of the Preemptive Rights Members (the “Preemptive Rights Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the amount and description of such New Issue Securities to be issued, (iii) the identity of the Person or Persons who are not Members or their Permitted Transferees to whom the Company or applicable Subsidiary intends to issue such New Issue Securities, (iv) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company or applicable Subsidiary is offering the New Issue Securities and (v) the anticipated date on which the New Issue Securities are to be issued, which shall not be less than thirty (30) days after the date of such notice.

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(b)            Transmittal of the Preemptive Rights Notice to each Preemptive Rights Member by the Company or applicable Subsidiary shall constitute an offer by the Company or applicable Subsidiary to sell each such Preemptive Rights Member its proportionate share based on such Preemptive Rights Member’s Common Percentage (which, for the avoidance of doubt, shall include, in the calculation thereof, all Units to be issued in respect of any Warrants being exercised in connection with the exercise of preemptive rights hereunder), or any lesser number specified by the Preemptive Rights Member, of the New Issue Securities for the price and upon the terms set forth in the Preemptive Rights Notice. For a period of ten (10) days after the submission of the Preemptive Rights Notice to each Preemptive Rights Member, each such Preemptive Rights Member shall have the option, exercisable by written notice to the Company or applicable Subsidiary, to accept the offer (on behalf of itself or any of its Affiliates) as to all or any part of such Preemptive Rights Member’s proportionate share of the New Issue Securities based on such Preemptive Rights Member’s Common Percentage or any lesser number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Preemptive Rights Members under this Section 3.04 must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company or any of its Subsidiaries. If the Preemptive Rights Members exercise their rights to purchase under this Section 3.04 in the aggregate with respect to less than the total number of New Issue Securities proposed to be issued and sold, such New Issue Securities for which rights were not elected to be purchased shall be reoffered, within a five (5)-day period after the end of the ten (10)-day period after the submission of the Preemptive Rights Notice, by the Company or applicable Subsidiary to the Preemptive Rights Members who have elected to purchase their entire proportionate share based on such Preemptive Rights Members’ respective Common Percentages. After the expiration of such periods, the Company or applicable Subsidiary may sell any or all of the remaining New Issue Securities (i.e., those not to be sold to any Preemptive Rights Member) to the Person or Persons set forth in the Preemptive Rights Notice, for a price no less than the price set forth in the Preemptive Rights Notice and upon other terms and conditions no less favorable in the aggregate to the Company or applicable Subsidiary than those set forth in the Preemptive Rights Notice; provided, however, that if any such transaction is not consummated within one hundred twenty (120) days after the date of delivery of the Preemptive Rights Notice to the Preemptive Rights Members (provided that, if such transaction is subject to regulatory approval, such one hundred twenty (120)-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received), the Company or applicable Subsidiary will not thereafter sell the New Issue Securities without first offering such New Issue Securities to the Preemptive Right Members in the manner provided above. Subject to Section 3.04(c), the purchase of New Issue Securities by the Preemptive Rights Members agreeing to purchase any such New Issue Securities pursuant to this Section 3.04 shall be consummated simultaneously with the closing of the sale of the New Issue Securities to the Person or Persons set forth in the Preemptive Rights Notice.

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(c)            Notwithstanding anything contained in this Section 3.04, the closing date of any proposed issuance of New Issue Securities to which this Section 3.04 applies may, in the Board’s discretion, occur prior to the delivery of the Preemptive Rights Notice or prior to the expiration of the five-day period contemplated by Section 3.04(b) (such closing date, an “Accelerated Preemptive Rights Closing Date”); provided that in such case (i) each Preemptive Rights Member shall (other than those who elected to purchase the New Issue Securities on the Accelerated Preemptive Rights Closing Date) continue to have the right to exercise its rights under this Section 3.04 by delivering an exercise notice within fifteen (15) days after the receipt of the Preemptive Rights Notice pursuant to Section 3.04 to acquire from the applicable Company Party the number and type of New Issue Securities determined in accordance with Section 3.04 at the price and on the terms specified in the Preemptive Rights Notice (and, in such event, the Company shall redeem a corresponding number of New Issue Securities issued to the Person or Persons who elected to purchase New Issue Securities on the Accelerated Preemptive Rights Closing Date at such price and on such other terms, pro rata among such Persons (if there is more than one such Person)); and (ii) there shall be deemed to be no dilution to the Common Percentage of any Preemptive Rights Member who did not purchase the New Issue Securities on the Accelerated Preemptive Rights Closing Date for any purpose hereunder due to the issuance of New Issue Securities on the Accelerated Preemptive Rights Closing Date until such Preemptive Rights Member has exercised or declined to exercise or waived its rights under this Section 3.04 with respect to such proposed issuance of New Issue Securities, and if such Preemptive Rights Member exercises its rights under this Section 3.04 with respect to such proposed issuance of New Issue Securities, then such Preemptive Rights Member shall be entitled to receive at the same time as its acquisition of such New Issue Securities any distributions or other amounts paid by the Company or any other Person in respect of such New Issue Securities between the Accelerated Preemptive Rights Closing Date and the date of such Preemptive Rights Member’s acquisition of such New Issue Securities; provided, further, that, in lieu of the applicable Company Party issuing such New Issue Securities, such Preemptive Rights Member may, in the Board’s discretion, receive such New Issue Securities in a secondary offering from the Person(s) who elected to purchase the New Issue Securities on the Accelerated Preemptive Rights Closing Date (pro rata from such Person(s)) at the price and on the terms specified in the Preemptive Rights Notice (and including any distributions or other amounts paid by the Company or any other Person in respect of such New Issue Securities between the Accelerated Preemptive Rights Closing Date and the date of such Preemptive Rights Member’s acquisition of such New Issue Securities from such Person(s)).

(d)            The preemptive rights contained in this Section 3.04 shall not apply to:

(i)            the issuance of Units pursuant to any employee benefit or compensatory plan or arrangement approved in accordance with this Agreement for the benefit of employees, consultants, directors and/or officers of any Company Party (including the Equity Plan) (each an “Employee Plan”);

(ii)            the issuance of Units upon the exercise or conversion of any securities convertible into or exchangeable or exercisable for, directly or indirectly, any Equity Securities outstanding on the date of this Agreement (including the Warrants) or issued after the date of this Agreement in compliance with the provisions of this Section 3.04 (to the extent applicable);

(iii)            the issuance of Units by the Company in connection with any purchase or other acquisition by any Company Party of any Person or business (whether by merger, divisive merger, purchase of stock, purchase of assets or otherwise) to the sellers that are unaffiliated third parties in such transaction as consideration for such acquisition;

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(iv)            the issuance of Units by the Company (A) in connection with the exercise, exchange, conversion, subdivision, split, combination, recapitalization or reorganization of outstanding Units which were issued in compliance with this Section 3.04 or were exempt from this Section 3.04 upon issuance, pursuant to which all Preemptive Rights Members are treated equally and proportionately or (B) as a dividend or Distribution in respect of outstanding Units, in each case, approved in accordance with this Agreement and made to or among Members pro rata in accordance with the Units held by each Member;

(v)            Equity Securities used as “equity kickers” to any third-party lenders in any bona fide third-party debt financing or recapitalization for the benefit of the Company or any of its Subsidiaries approved by the Board;

(vi)            the issuance of Issuer Shares by the Issuer in an IPO; and

(vii)            the issuance of any Units by the Company or any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company.

(e)            No Company Party shall be obligated to consummate any proposed issuance of New Issue Securities, nor be liable to any Member if such Company Party has not consummated any proposed issuance of New Issue Securities pursuant to this Section 3.04 for whatever reason, regardless of whether it shall have delivered a Preemptive Rights Notice or received any preemptive rights exercise notices in respect of such proposed issuance. The preemptive rights contained in this Section 3.04 shall terminate upon the consummation of a Change in Control or an IPO.

(f)            Without limiting the provisions of this Section 3.04, each Preemptive Rights Member may assign any of its rights under this Section 3.04 to any of its Affiliates.

(g)            For the avoidance of doubt, no Excluded Member shall have any rights under this Section 3.04, directly or indirectly.

Section 3.05.         Equity Plan. The Board shall establish the Equity Plan and any other Employee Plan as deemed necessary or appropriate by the Board. The Board will issue awards of Units to Management Members, employees, directors, officers, partners, operating executives, consultants, individual independent contractors or investment professionals of the Member or a Company Party, subject to the terms and conditions (including vesting conditions) determined by the Board. Any Units issuable under the Equity Plan or other Employee Plan approved by the Board shall be reserved by the Company out of its authorized but unissued Units, with the aggregate number of Units initially reserved for issuance under the Equity Plan and any such other Employee Plan set forth in the Schedule of Members (and which shall equal a number of Units that is not in excess of 10% of the aggregate number of outstanding Equity Securities of the Company (on a fully-diluted basis) (the “Initial Reserve”), which such number may be subject to equitable adjustment by the Board in accordance with the terms of the Equity Plan or other applicable Employee Plan. In the event any employee, director, officer, partner, operating executive, consultants, individual independent contractors or investment professional of the Member or a Company Party receive an award of Units pursuant to this Section 3.05, such individual shall be considered a Management Member subject to the terms of this Agreement.

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Section 3.06.         Certificated Units. The Company may (if authorized by the Board), but need not, issue certificates representing the Units (“Certificated Units”). The Board or the Officers shall have the authority to execute and deliver Certificated Units to the Members by and on behalf of the Company. In the event that Certificated Units are issued, such Certificated Units shall (a) expressly provide that each of the Certificated Units is a “security” as defined in and governed by Article 8 of the Delaware Uniform Commercial Code and (b) bear the following legend and any other legend as may be required by the Board in its discretion:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SALE, DELIVERY AFTER SALE, TRANSFER, PLEDGE, OR HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF INOTIV PARENT, LLC DATED AS OF JULY 19, 2026, AS AMENDED AND MODIFIED FROM TIME TO TIME.”

Section 3.07.         No Withdrawal. No Person shall be entitled to withdraw or demand the return of any part of such Person’s Capital Contributions or to receive any Distribution from the Company, except as expressly provided herein.

Section 3.08.         Loans From Members. No Member shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by Law, this Agreement or any other agreement between such Member and the Company.

Section 3.09.         Reserves. Reserves in an amount reasonably determined by the Board may be retained out of Capital Contributions, net proceeds from sales or refinancing or net proceeds from operations. Any reserves remaining on the dissolution of the Company shall be held until the final liquidation and then distributed to the Members in accordance with the provisions of Section 12.02.

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Article 4
Distributions

Section 4.01.         Distributions

(a)            General. Subject to Section 4.01(b) and (c) and Section 5.05(b), the Board may cause the Company to make Distributions to the Members at any time or from time to time, in cash or in kind, as determined by the Board to be appropriate. No Member shall be entitled to receive any distribution from the Company except as provided in this Agreement. Distributions (whether interim distributions or distributions on liquidation) made after the date hereof shall be made in amounts determined by the Board to the Members, subject to the terms of this Agreement and the restrictions set forth in the Act. All distributions, dividends, or redemptions shall be made to or among Members pro rata in accordance with the Units held by each Member, unless otherwise agreed by each Member; provided, that redemptions made in connection with the Equity Plan may be non-pro rata to the extent permitted by the Equity Plan.

(b)            Withholding. The Company shall comply with withholding requirements under U.S. federal, state, local and non-U.S. Law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. The Company is authorized to (i) withhold from payments and distributions any amounts required to be withheld under Law or, (ii) liquidate a portion of any non-cash amount otherwise deliverable to a Member to generate sufficient funds to pay withholding taxes attributable to such Member, (iii) be promptly reimbursed by any Member to the extent any such withholding is required in respect of such Member’s interest that exceeds the amount currently distributable or payable to such Member, and/or (iv) take any actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements. All amounts withheld by the Company or any of its Subsidiaries with respect to a Member and not otherwise reimbursed by such Member shall be treated as if such amounts were distributed to such Member under this Agreement. The Company shall not be liable for any over-withholding in respect of any Member, and, in the event of any such over-withholding, a Member’s sole recourse shall be as provided under Law. The obligations in this Section 4.01(b) shall survive the liquidation, winding up, or termination of the Company, the transfer of any Member’s interest in the Company, and any Member ceasing to hold Units. Notwithstanding the foregoing, prior to making any withholding under this Section 4.01(b), the applicable withholding agent shall (x) use commercially reasonable efforts to provide the applicable Member with a written notice of its intention to withhold, along with reasonable details regarding the provisions of applicable Law that require such deduction or withholding, at least five (5) Business Days prior to making any such deduction or withholding and (y) cooperate with the applicable Member with respect to which such withholding would otherwise be made in order to reduce or eliminate any such withholding (including by accepting any properly completed and duly executed documentation that is provided by such Member).

(c)            Debt and Legal Restrictions. Notwithstanding anything herein to the contrary, the Company shall not make any Distributions to the Members to the extent that such Distributions would violate (i) applicable restrictions, if any, on such Distributions contained in any debt financing agreements of the Company Parties or (ii) applicable Law.

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Article 5
Management

Section 5.01.         General Authority. Subject to the terms, conditions and limitations set forth herein, (a) the business and affairs of the Company shall be managed by, or under the direction of, the Board, (b) the Board shall have all power and authority to manage and to direct the management of the business and affairs of the Company and to make all decisions to be made by or on behalf of the Company and (c) the powers of the Board shall include all powers, statutory or otherwise, possessed by or permitted to managers of a limited liability company under the Laws of the State of Delaware and the Act (and no individual Manager shall have such powers of a manager of a limited liability company). Without any limitation to the foregoing, the Company shall not, and shall not permit any other Company Party to, take or omit to take any action without the prior approval of the Board if the taking or omission of such action by a corporation organized under the Laws of the State of Delaware would require or customarily be subject to the approval of the board of directors of such corporation, other than as expressly provided for in this Agreement.

Section 5.02.         Board of Managers

(a)            Initial Board. Subject to the provisions of this Article 5, the Board shall consist of five Managers:

(i)            three Managers, one of which shall be designated by the Highbridge Members, one of which shall be designated by the Silver Point Members and one of which shall be designated jointed by the Highbridge Members and the Silver Point Members, in each case, for so long as such Member has a Common Percentage of at least 15%;

(ii)            the Chief Executive Officer of the Company; and

(iii)            one Manager shall be designated by Members (other than the Highbridge Members and Silver Point Members for so long as such Members have a designation rights under Section 5.02(a)(i) holding, in the aggregate, a majority of the Common Units held by all such Members.

As of the date hereof, the Managers shall be Nigel Brown, Eugene Davis, Michael Harrington, John Young and Robert Leasure, Jr. (the Chief Executive Officer). Within ninety (90) days of the date hereof, the Highbridge Members and the Silver Point Members will determine which Manager will be deemed to be the Highbridge Manager, which Manager will be deemed to be the Silver Point Manager and which Manager will be deemed to be the HSP Manager, with the remaining Manager (other than the Chief Executive Officer) being deemed designated pursuant to Section 5.02(a)(iii).

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(b)            Board Expansion. The Significant Members may increase the size of the Board to up to seven Managers and set forth the rights to designate such additional Managers, subject to approval of at least four Managers or Members with a Common Percentage of at least 60%.

(c)            Loss or Transfer of Designation Rights. If the Highbridge Members or the Silver Point Members lose the right to designate a Manager, then the relevant Manager shall automatically be removed from the Board without any further action of any party hereto, the applicable Member shall be immediately required to take any and all actions necessary or appropriate to cooperate in obtaining this result, and such vacancy shall be filled by the Members holding, in the aggregate, a Common Percentage greater than 50%; provided that in the case of the HSP Manager, the Members retaining their designation right shall be entitled to designate the HSP Manager (which shall be deemed a Highbridge Manager or Silver Point Manager, as applicable). If the Highbridge Members or the Silver Point Members (or any Transferee thereof) seeks to Transfer any or all of its Common Units in accordance with the terms of this Agreement, the designation rights under this Section 5.02 shall transfer to the Transferee only to the extent the Transferee acquires a Common Percentage of at least 15%.

(d)            Chairperson of the Board. The Significant Members shall jointly appoint an initial Chairperson of the Board (the “Chairperson”) and thereafter the Chairperson shall be appointed by a majority of the Managers. The Chairperson shall preside at all meetings of the Board at which he or she is present. The Chairperson shall also perform such other duties as from time to time may be assigned to him or her by the Board. For the avoidance of doubt, the Chairperson shall not (i) have a vote separate from or in addition to the vote held by the Chairperson in his or her capacity as a member of the Board or (ii) be considered to be an Officer solely by virtue of holding the position of Chairperson.

(e)            Board Observers. Each Member, for so long as such Member has a Common Percentage of at least 10%, and the Members that constituted members of the Ad Hoc Noteholder Group (as defined in the Chapter 11 Plan) immediately prior to the Plan Effective Date (and their respective Permitted Transferees), for so long as such Members (and their respective Permitted Transferees) collectively have a Common Percentage of at least 5%, may designate one non-voting observer of the Board (including committees thereof) (an “Observer”) by written notice to the Company. Each Observer shall be entitled to attend all regular and special meetings of the Board and any committee thereof, and shall have the right to receive all materials and information in the form delivered to the Managers; provided that any Observer may be excluded from any portion of any such meetings and/or distributions of any such materials to the extent that such exclusion is necessary or advisable to preserve attorney-client privilege. In addition, the Board shall have the right to exclude any Observer from or deny any Observer access to any portion of any regular or special general meeting or any portion of any materials distributed to any Managers where a majority of the Managers in attendance at such Board meeting (or, with respect to materials to be provided in advance of any meeting, a majority of the Managers), determines in good faith that such exclusion is necessary or advisable to avoid a conflict of interest. Any Observer shall be required to recuse himself or herself from any portion of any meeting of the Board if such Observer has knowledge that the Member that designated such Observer, or one of its Affiliates, is engaged in, pursuing or evaluating the same business opportunity that the Company or any of its Subsidiaries is currently engaged in, pursuing or evaluating which business opportunity is the subject of such portion of such Board meeting and the participation of such Observer would create a conflict of interest. Each Observer will be bound by, and subject to, the same duties, restrictions and obligations with respect to confidentiality as set forth in Section 6.07. It is understood and agreed that no Observer shall be a Manager or have any voting rights, nor shall Observers be counted towards a quorum. Observers shall not be entitled to receive any compensation or reimbursement for costs and expenses from the Company in the course of his or her service as Observer.

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(f)            Regular Meetings. Regular meetings of the Board shall be held on at least a quarterly basis at such dates, times and places as the Board shall from time to time determine. Meetings of the Board shall be presided over by the Chairperson or, in his or her absence, by a chair chosen at the meeting. The secretary of the Company, if any, shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting. For the avoidance of doubt, a Manager shall not be considered to be an Officer solely by virtue of holding the position of chair of the meeting or secretary of the meeting.

(g)            Special Meetings. Special meetings of the Board may be called at any time by the Board or the Chairperson upon at least 24 hours’ notice given to each Manager and to the Company (which may be waived by the Significant Members). Each special meeting shall be held at such date, time and place as shall be fixed by the Person or Persons calling the meeting.

(h)            Notice of Meetings and Business to be Discussed. Written notice of each meeting of the Board shall be given to each Manager which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least 24 hours prior to such meeting, which notice may be waived in writing or by a Manager attending such meeting (or by the Significant Members). Any two Managers may require the Company, by written notice to each other Manager and to the Company, either within one day after receipt of notice of any regular or special meeting of the Board or in the notice by such Managers calling a special meeting of the Board, to include in the business to be discussed at the meeting any one or more proposals submitted by such Managers.

(i)            Telephonic Meetings Permitted. Managers, Observers and members of any committee designated by the Board shall be entitled to participate in any meeting of the Board, or of such committee, by means of conference telephone, videoconference facilities or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 5.02(i) shall constitute presence in person at such meeting.

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(j)            Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting with the written consent of the number of Managers required to approve such action at a meeting of the Board or committee thereof at which all Managers or members thereof, as applicable, are present; provided that with respect to any action of any committee of the Board, only to the extent any such Persons are members of such committee. Any request for action by written consent shall be delivered to all Managers and Observers, together with a proposed written consent in lieu of a meeting. Any executed action by written consent shall be delivered to all Managers and Observers promptly following execution.

(k)            Quorum; Vote Required for Action. Each Manager shall have one vote on any matter brought before the Board or any committee thereof and shall be entitled to count for quorum purposes at any meeting of the Board or any committee thereof; provided that any Manager or any member of a committee of the Board designated by a Member hereunder shall have the right to vote on behalf of all Managers or committee members, as applicable (and to count for quorum purposes), designated by such Member when and to the extent that any other Manager(s) or committee member(s), as applicable, designated by such Member is not present or any action by written consent is required; provided, further, that (subject to Section 5.02(c)) if any Member has not designated the maximum number of Managers or committee members, as applicable, that such Member is entitled to designate hereunder, the number of total votes that each Manager or committee member, as applicable, designated by such Member shall have the right to cast (and to count as present for quorum purposes) until such vacancy is filled by such Member shall increase proportionately to the number of overall votes that are necessary to have the number of votes that the Managers or committee members, as applicable, designated by such Member would be casting collectively if such Member had at such time exercised its rights under this Section 5.02 to designate all Managers it is then entitled to designate pursuant to Section 5.02 to serve on the Board or any committee thereof, as applicable; provided, further, that any Manager may grant a proxy to any other Manager to vote on behalf of the first such Manager (and to count for quorum purposes) at any meeting of the Board or any committee thereof or with respect to any action by written consent, so long as such proxy is in writing (including email), furnished to any other Manager upon request and entered into the books and records of the Company. At all meetings of the Board or any committee thereof, Managers entitled to cast a majority of the votes of the entire Board or any committee thereof, as the case may be, shall constitute a quorum for the transaction of business and the act of Managers entitled to cast a majority of the votes present at any meeting at which there is a quorum shall, subject to Section 5.05, if and to the extent applicable, be the act of the Board or committee thereof.

(l)            Committees. The Board may create and maintain an audit committee, a compensation committee and such other committees of the Board (if any) as the Board may determine. The Board may designate the members of the Board to serve as the members and chairpersons of such committees from time to time; provided that each Significant Member shall be entitled to at least the same proportionate representation on any committee of the Board as it is entitled to on the Board with respect to the designation of Managers hereunder. For the avoidance of doubt, no committee of the Board may take any action requiring consent under Section 5.05 without first obtaining such consent.

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(m)           Subsidiaries. If (x) any Subsidiary of the Company has a board of directors or similar governing body (excluding, for the avoidance of doubt, any Subsidiary that is member-managed or similarly governed), and (y) any Manager designated by a Member hereunder is a member of such board of directors or similar governing body, then, to the extent requested by a Member, the Company and the Members shall take all actions necessary (i) to cause the Managers designated pursuant to this Section 5.02 to be designated as members of the board of directors or similar governing body of such Subsidiary with the same proportionate representation of such Managers on such other board or governing body as on the Board, (ii) for each such Subsidiary to the extent applicable Law would permit an analogous provision for such Subsidiary, to cause the provisions of Section 5.02(l) to be applied in respect of the board of directors or any similar governing body (or any committees thereof) of such Subsidiary and (iii) to cause the terms of Section 5.02(m) to be applied in respect of any such committees of the board of directors or similar governing body of such Subsidiary. Notwithstanding anything that may be permitted pursuant to the constituent documents of any Company Party, no Person shall take any action with respect to any Company Party that would be inconsistent with the provisions of this Agreement.

(n)           Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board, the Person entitled under Section 5.02 to designate such Manager whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 5.02, may designate another individual to fill such vacancy and serve as a Manager.

(o)            Removal. Each Member (or Members jointly) shall have the sole and exclusive right to immediately appoint and remove for any reason any of the Managers that it is entitled to designate solely (or jointly, as applicable) pursuant to Section 5.02.

(p)            Compensation and Reimbursement. Managers who are not (i) Management Members, (ii) employees of any Company Party or (iii) directors, officers, partners, operating executives, investment professionals or employees of the Member who designated such Manager (or any of its Affiliates), may receive such reasonable compensation for serving in such capacity as may be approved by the Board. The Company shall pay, or cause one of its Subsidiaries to pay, the reasonable out-of-pocket costs and expenses incurred by (x) each Manager in the course of his or her service as such and (y) investment professionals or employees of any Significant Member in connection with attending any in-person meetings with the Company.

(q)            Delegation of Authority. Subject to Section 5.05, the Board may, from time to time, delegate to one or more Persons (including any Member or Officer and including through the creation and establishment of one or more other Board committees) such authority and duties as the Board may deem advisable. Any delegation pursuant to this Section 5.02(q) may be revoked, rescinded or limited at any time by the Board.

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Section 5.03.          Officers (a) Election of Officers and Term of Office. Subject to Section 5.05, the day-to-day business and operations of the Company may be overseen and implemented by such officers of the Company (if any) as determined by the Board (each, an “Officer” and collectively, the “Officers”), which Officers may include a Chief Executive Officer, President, Treasurer, Chief Financial Officer, Principal Accounting Officer, Vice President of Finance, Secretary, one or more Vice Presidents and such other Officers as the Board may, from time to time determine, subject to the limitations imposed by, and the authority of, the Board. Any Officer, subject to the terms of any written agreement between the Company and such Officer, shall hold office until a successor shall have been duly elected or appointed and shall have qualified or until such Officer’s death, disability, resignation or removal in the manner provided hereinafter. An Officer may, but need not, be a resident of the State of Delaware, a Manager or a Member. Any one Person may hold more than one office. The authority and responsibility of the Officers shall include such duties as the Board may, from time to time, delegate to any of them.

(b)            Resignation; Removal; Vacancies. Any Officer may be removed as such, either with or without Cause, by the Board in its discretion at any time; provided that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. The designation of an individual as an Officer shall not of itself create any contract or employment rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(c)            Salaries. The salaries or other compensation, if any, of the Officers shall, subject to the terms of a written agreement between any Company Party and such applicable Officer, be fixed from time to time by the Board. The Board shall approve any agreements between any Company Party and any Officer.

Section 5.04.         Member Meetings. (a) Location; Quorum; Voting; Record Dates; Notices. To the extent a meeting of the Members or a class of Members (“Member Meeting”) is required by non-waivable applicable law or this Agreement, Member Meetings shall be held at the principal office of the Company or at such other place within or without the State of Delaware specified in the notice or waivers of notice thereof and shall be during normal business hours. Except where this Agreement expressly requires the consent of one or more of the Members (in which case the presence (including by proxy) of the applicable Members shall constitute a quorum), the presence of Members holding a majority of the outstanding Common Units or represented by proxy shall constitute a quorum at any Member Meeting. Members may vote by a written proxy executed and delivered to a Manager or the secretary of the Company. A proxy shall be revocable unless it is stated to be irrevocable. The Board may set in advance a date for determining the Members entitled to notice of and to vote at any meeting. All record dates shall be not more than sixty (60) days prior to the date of the meeting to which such record date relates. Member Meetings may be called, and notices of meetings may be given, at any time and for any reason by the Board or by Members with a Common Percentage of at least 25%. Notice of Member Meetings shall be given not less than five (5) nor more than sixty (60) days prior to the meeting to each Member. Notice for any Member may be waived by such Member. Any such notice shall state briefly the purpose, time and place of the meeting. Members may participate in a Member Meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

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(b)            Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)            Action in Lieu of a Member Meeting. Any action required or permitted to be taken at a particular Member Meeting may be taken without a meeting, without notice and without a vote if a consent in writing setting forth the action so taken is signed by Members holding a number of outstanding Units required to take such action under Section 5.05 or any other express provision of this Agreement requiring approval by Members.

Section 5.05.         Member Requisite Consent. (a) The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do any of the following without first obtaining the approval of Members with a Common Percentage of at least 60% (which shall include the Highbridge Members and the Silver Point Members for so long as each has a Common Percentage of at least 15%):

(i)            amend, waive or otherwise modify any material provision of the Certificate or this Agreement (whether by merger, consolidation or otherwise);

(ii)            increase or decrease the size of the Board (other than as contemplated by Section 5.02(b));

(iii)           enter into any new line of business or any material change to the nature of the Company’s or its Subsidiaries’ existing business;

(iv)          enter into any merger, consolidation, business combination, reorganization, recapitalization or similar material transaction that would result in a Change in Control (including any Change in Control to a Permitted Holder or “group” controlled, directly or indirectly, by one or more of the Permitted Holders);

(v)           create, incur, assume or guarantee any indebtedness in excess of $20,000,000 in the aggregate;

(vi)          enter into or effect any material transaction or series of related material transactions (A) involving the purchase, exchange or other acquisition or divestiture (including by merger, consolidation, acquisition of Equity Securities, acquisition of assets or joint venture) by any Company Party of any assets and/or Equity Securities or (B) involving any recapitalization or restructuring (including tax restructuring) of the Company and/or its Subsidiaries;

(vii)         consummate an IPO;

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(viii)        issue or sell any Units or other Equity Securities or any warrants, options or other rights to purchase, substitute for or acquire any Equity Securities or securities convertible into or exchangeable for any Equity Securities, except for (A) issuances of Units upon exercise of options previously granted pursuant to the Equity Plan and in accordance with this Agreement, (B) issuances between wholly-owned Subsidiaries of the Company or between the Company and a wholly-owned Subsidiary of the Company, (C) issuances of New Issue Securities, subject to compliance with Section 3.04, or (D) issuances of Common Units upon exercise of the Warrants;

(ix)           make any voluntary bankruptcy filing or declaration of insolvency by any Company Party or any consent by any Company Party to an involuntary bankruptcy filing;

(x)            liquidate, dissolve or wind up any Company Party;

(xi)           adopt, amend or modify any compensation plan, incentive plan or other employee benefits plan (other than the initial adoption of the Equity Plan);

(xii)          adopt, amend or modify any compensation arrangement of any Manager or the Chairperson; and

(xiii)         authorize, agree or commit to do any of the foregoing.

(b)            The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do any of the following without first obtaining the approval of Members with a Common Percentage of at least 90% (which shall include the Highbridge Members and the Silver Point Members for so long as each has a Common Percentage of at least 15% and each of the Consenting Noteholder Members):

(i)             declare or pay any non-pro rata Distributions or repurchase or redeem any Common Units or other Equity Securities in any repurchase or redemption that is not offered pro rata to all Members, other than (A) repurchases or redemptions of Equity Securities from current or former directors, officers or employees as approved by the Board or as contemplated by this Agreement (including Section 8.05) or any other Management Member Agreement, Employment Agreement, Restrictive Covenant agreement or any similar agreement with any of the Company Parties, or any employee benefit plan or arrangement of any Company Party, in each case, effected and approved in accordance with this Agreement (including the Equity Plan) or (B) repurchases or redemptions of any Equity Securities in accordance with the terms thereof and the terms of this Agreement (provided that the preemptive rights contained in Section 3.04 applied to the issuance of such Equity Securities);

(ii)           amend or modify the form of entity of the Company or tax status of the Company; or

(iii)           authorize, agree or commit to do any of the foregoing.

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Section 5.06.         Related Party Transactions. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly enter into, terminate, amend or waive any agreement or transaction with any Member, any of its Affiliates or any of their respective officers, employees, directors or managers (each, a “Related Party”; and each such agreement or transaction, a “Related Party Transaction”), without first obtaining the approval of a majority of the Managers (excluding any Manager who is designated by any Member who is (or whose Affiliate is) in a position to materially benefit from such Related Party Transaction other than indirectly in their capacity as a holder or an Affiliate of a holder of any Equity Securities of the Company), in each case other than (a) subject to compliance with Section 3.04, any Transfer or issuance of Equity Securities in accordance with Section 3.04 or Article 8 or any repurchase or redemption of Equity Securities from a Management Member, (b) any grant or issuance of Equity Securities pursuant to any Employee Plan (including the Equity Plan), (c) any employment, service, management or similar agreement or arrangement with any service provider of any Company Party or (d) any action taken by any Company Party in respect of the Credit Agreement (or any successor agreement thereto).

Section 5.07.         Foreign Subsidiaries. Until such time as the relevant Members receive necessary approvals, consents or equivalent under the Italian foreign investment regime, the Members agree that any voting rights and/or any other non-economic rights in Envigo RMS S.r.l., including any held by the Company or its Subsidiaries (including, for the avoidance of doubt, Inotiv Research Models, LLC), shall not be acted upon and shall be treated as frozen and the Members agree that they shall not cause the Company or any of its direct or indirect Subsidiaries (including, for the avoidance of doubt, Inotiv Research Models, LLC) to act upon the voting rights and/or any other non-economic rights of Envigo RMS S.r.l. until such approval, consents or equivalents are received.

Article 6
Limitation of Liability; Indemnification; Rights and Obligations of Members

Section 6.01.         Fiduciary Duties; Limitation of Liability. (a) Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, no Member and no Manager who is not an employee of a Company Party (in each case, in his, her or its capacity as such) shall have any duty (including any fiduciary duty) otherwise applicable at Law or in equity to the Company or to any other Person with respect to or in connection with the Company or the Company’s business or affairs. Except to the extent that a particular provision in this Agreement establishes a different standard, process, right or duty (including Section 6.01(d) and Section 6.05), any Manager who is an employee of a Company Party and any Officer shall owe such fiduciary duties to the Company and the Members as shall exist from time to time under the Laws of the State of Delaware with respect to directors or officers, as applicable, of a corporation organized under the Laws of the State of Delaware.

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(b)            Any liability of any Manager who is not an employee of a Company Party to the Company or any of the Members for monetary damages for breach of fiduciary duty shall be eliminated to the fullest extent permitted by Law as if the Company were a corporation organized under the Laws of the State of Delaware. To the fullest extent permitted by Law, no Member made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, shall be liable to any of the Company Parties or to any other Person that is a party hereto or is otherwise bound hereby for any act or failure to act with respect to or in connection with any Company Party or any Company Party’s business or affairs, except in the case of bad faith, willful misconduct or fraud. To the fullest extent permitted by Law, no Officer, in his or her capacity as such, made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be liable to any of the Company Parties or to any other Person that is a party hereto or is otherwise bound hereby for any act or failure to act with respect to or in connection with any Company Party or any Company Party’s business or affairs, except for any act or omission for which a corporation organized under the Laws of the State of Delaware would not be able to indemnify its officers under the Laws of the State of Delaware or otherwise in the case of such Officer’s bad faith, gross negligence, willful misconduct or fraud.

(c)            In performing its duties, each Member, Manager or Officer shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected by or on behalf of the Company or the Board, in each case as to matters which such Member, Manager or Officer reasonably believes to be within such other Person’s competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in accordance with Section 18-406 of the Act.

(d)            Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, no Manager shall have any duty to disclose to the Company or the Board confidential information of the Member that designated such Manager or any of its Affiliates in such Manager’s possession even if it is material and relevant information to any Company Party or the Board and, in any case, such Manager shall not be liable to the Company or the other Members or their Affiliates for breach of any duty (including the duty of loyalty or any other fiduciary duties) as a Manager by reason of such lack of disclosure of such confidential information.

(e)            Neither the amendment nor repeal of this Section 6.01, nor the adoption of any other provision to this Agreement, nor, to the fullest extent permitted by the Act, any modification of Law, shall eliminate or reduce the effect of this Section 6.01 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

(f)            This Section 6.01 shall not in any way affect, limit or modify any Person’s liabilities, obligations, duties or responsibilities under the Equity Plan, any Award Agreement, any other Management Member Agreement, Employment Agreement, Restrictive Covenant agreement or any similar agreement with any of the Company Parties.

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Section 6.02.         No Liability for Company Obligations. Except as otherwise provided by the Act or Section 6.03 below, no Member, Manager or Officer shall be liable or obligated personally for the debts, obligations and liabilities of any Company Party, whether arising in contract, tort, judgment of a court or otherwise, whether to any Company Party, to any of the other Members, to the creditors of any Company Party or to any other Person or for any losses of any Company Party, solely by reason of being a Member or acting as a Manager or Officer. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for debts, obligations and liabilities of any Company Party shall be limited to such Member’s share of the Company’s assets (in accordance with the Distribution priorities of Section 4.01); provided that a Member shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members (including any Manager) for liabilities of the Company.

Section 6.03.         Lack of Authority. No Member in its capacity as such or by virtue of being a Member is an agent of the Company or has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Member by the Board and the Members hereby consent to the exercise by the Board of the powers conferred on it by Law and this Agreement. This Section 6.03 supersedes any authority granted to the Members pursuant to the Act. Any Member who takes any action or binds or purports to bind the Company in violation of this Section 6.03 shall be solely responsible for any loss or expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to such loss or expense.

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Section 6.04.         Indemnification.

(a)            Generally. The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted by the Laws of the State of Delaware (including indemnification for acts or omissions constituting negligence, gross negligence or breach of duty), as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses (including attorney fees, judgments, fines, excise taxes and penalties) (collectively, the “Indemnified Liabilities”) incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person (i) is or was a Member, (ii) is or was the partnership representative or designated individual, (iii) is or was a partner, shareholder, member, Affiliate, principal, director, officer, fiduciary, manager, controlling person, employee, representative or agent of a Member or a partner, shareholder, member, Affiliate, principal, director, officer, fiduciary, manager, controlling person, employee, representative or agent of any of the foregoing or (iv) is or was serving as a Manager, is or was an officer, director, principal, member, employee, agent or representative of any Company Party or is or was serving at the request of the Company as a managing member, manager, officer, director, principal, member, employee, agent or representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, each of whom in clauses (i) through (iv) is an intended third-party beneficiary of this Section 6.04 and may specifically enforce the Company’s obligations under this Section 6.04; provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Law; provided, further, that no Indemnified Person shall be indemnified for any Indemnified Liabilities suffered to the extent such Indemnified Liabilities are attributable to (x) bad faith, willful misconduct or fraud of such Indemnified Person, (y) in the case of a Manager who is an employee of a Company Party or an Officer, any act or omission by such Person for which a corporation organized under the laws of the State of Delaware would not be able to indemnify its directors or officers under the laws of the State of Delaware, or (z) any present or future breaches of this Agreement or any other agreement with any Company Party by such Indemnified Person or its Affiliates (excluding, for purposes hereof, the Company Parties), employers, employees, agents or representatives; provided, further, however, that no Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or any of its Affiliates (other than a proceeding to enforce such Person’s rights under this Section 6.04) or a proceeding initiated by any Company Party against such Person or any of its Affiliates. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding (but not a proceeding initiated by such Indemnified Person or any of its Affiliates, other than a proceeding to enforce such Indemnified Person’s rights under this Section 6.04, or a proceeding initiated by any Company Party against such Person or any of its Affiliates) shall be paid by the Company, or the Company shall cause one of its Subsidiaries to pay, in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking in form and substance reasonably satisfactory to the Company by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

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(b)            Nonexclusivity of Rights; Priority of Company Indemnification. The rights of any Indemnified Person to indemnification hereunder shall be in addition to any other rights any such person has under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnified Person is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation and shall extend to such Indemnified Person’s heirs, successors and assigns. The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Indemnified Person under this Agreement are primary and any obligation of any Member (or any Affiliate thereof) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by such Indemnified Person are secondary), and if any Member (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to any contract, any organizational documents or otherwise) with any Indemnified Person, then (i) such Member or Affiliate shall be fully subrogated to all rights of such Indemnified Person with respect to such payment, (ii) the Company shall reimburse such Member (or such other Affiliate) for the payments actually made, and (iii) the Company shall have no subrogation rights as to any policy or claim in favor of such Member (or any Affiliate thereof) that pays or causes to be paid any such amount. The Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each other Company Party not to exercise), any claims or rights that the Company may now have or hereafter acquire against any Indemnified Person (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnified Person against any Indemnified Person, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnified Person, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

(c)            Insurance. The Company shall maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in this Section 6.04 at coverage levels, customary for companies comparable in size and business to the Company Parties, taken as a whole, whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.04.

(d)            Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.04), any indemnity by the Company relating to the matters covered in this Section 6.04 shall be provided out of and to the extent of the Company’s assets only, and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(e)            Survival. Neither the amendment nor repeal of this Section 6.04, nor the adoption of any other provision to this Agreement, nor, to the fullest extent permitted by the Act, any modification of Law, shall eliminate or reduce the effect of this Section 6.04 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

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Section 6.05.         Reservation of Other Business Opportunities.

(a)            Management Members. Unless the Board otherwise agrees in writing, during the term of his or her employment by any Company Party, each Management Member shall, and shall cause each of his or her Affiliates to, bring all business opportunities to the Company of which such Management Member or such Affiliate becomes aware and which are competitive with the business of any Company Party.

(b)            Other Members. Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, and subject only to the provisions of this Section 6.05, the Members expressly acknowledge and agree that:

(i)           (A) each Member (other than a Management Member), its Affiliates and Portfolio Companies, including any directors and managers of any Company Party affiliated with or designated by such Member (collectively, “Covered Persons”), have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage or invest in the same or similar business activities or lines of business as any of the Company Parties, for its own account, or in partnership with, or as an employee, officer, director, manager, shareholder or member of any other Person, including those lines of business deemed to be competing with any of the Company Parties; (B) none of the Company Parties or any other Member shall have any rights in and to the business ventures of any Covered Persons, or the income or profits derived therefrom; (C) each Covered Person may do business with any potential or actual customer or supplier of any of the Company Parties or may employ or otherwise engage any officer or employee of any of the Company Parties; and (D) in the event that any Covered Person acquires knowledge of a potential transaction or matter that may be an opportunity for any of the Company Parties or any other Member, such Covered Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such opportunity to any of the Company Parties or any other Member and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to any of the Company Parties or any other Member (and their respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Covered Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to any Company Party or any other Member; and

(ii)          in the event of any conflict of interest between any Company Party, on the one hand, and any Covered Person, its Affiliates or Portfolio Companies, on the other hand, such Person may act in such Person’s best interest.

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This Section 6.05 shall not in any way affect, limit or modify any rights, liabilities, obligations, duties or responsibilities of any Person under any Employment Agreement, Award Agreement, other Management Member Agreement, consulting agreement, confidentiality agreement, other Restrictive Covenant agreement or any other agreement with any of the Company Parties or their respective Affiliates or with any other Member(s) or their Affiliates. Solely for the purposes of this Section 6.05, on and after such time as a Management Member ceases to be an officer, employee or director of any Company Party, he or she shall be considered a Member, but not a Management Member; provided that the foregoing shall not be construed to limit any liability of a Management Member pursuant to this Section 6.05 prior to such time that such Member’s employment or service relationship with the Company ceased.

Section 6.06.         No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any of the Company’s property, or the right to own or use particular or individual assets of the Company.

Section 6.07.         Confidentiality.

(a)            Each Member recognizes and acknowledges that it has and may in the future receive certain Confidential Information of the Company Parties (including their predecessors), including confidential information of the Company Parties (and their predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company Parties. Except as otherwise consented to by the Board, each Member (on behalf of itself, its Affiliates and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency law, its managers, directors, officers, employees and agents) agrees that it shall not, and shall cause its Affiliates not to, during or for three years after the period in which such Member or any of its Affiliates directly or indirectly owns any Units or other Equity Securities of any Company Party, whether directly or indirectly, use any Confidential Information for any purpose other than monitoring and/or managing its investment in the Company Parties and/or exercising its rights in connection therewith, or disclose Confidential Information to any Person for any reason or purpose whatsoever, except disclosure (i) to the extent necessary in connection with performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) in connection with such Member’s or its Affiliates’ ordinary course fund raising or marketing or reporting activities, or to such Member’s (or any of its Affiliates’ or investors’) Affiliates, limited partners, investors, managers, members, representatives, directors, employees, auditors, accountants, attorneys or other advisors who need to know such Confidential Information to assist such Member or its Affiliates; (iii) to any prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 6.07 or other confidentiality agreement for the benefit of the Company containing terms no less restrictive than those contained in this Section 6.07; (iv) as is required or requested to be disclosed by order of a court of competent jurisdiction, administrative body, regulatory body or governmental body, or by subpoena, summons or legal process (including complying with any oral or written questions, interrogatories, requests for information or documents, civil investigative demand or similar process to which such Member or any of its Affiliates is subject), or by Law, rule or regulation, or by any listing agreement with any national securities exchange, provided that the Member required to make such disclosure pursuant to this clause (iv) shall, if legally permissible, provide to the Company prompt notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment; and (v) each Member is permitted to disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For the avoidance of doubt, receipt of Confidential Information will not be imputed to a Portfolio Company of a Member or any of its Affiliates solely by virtue of the fact that a director, manager, officer, agent, advisor or employee of such Member or any of its Affiliates (who is also a director, member, officer, agent or advisor of such Portfolio Company) (such an individual, a “Dual Hat Person”) has received Confidential Information unless such Person conveys, shares or communicates, in any manner, Confidential Information to such Portfolio Company or any such Portfolio Company’s other directors, managers, officers, managers or employees (other than another Dual Hat Person). Nothing in this Section 6.07 shall in any way limit or otherwise modify any confidentiality obligations owed by any Member to any Company Party pursuant to any other agreement entered into by such Member and any Company Party and this Section 6.07 shall be in addition to such other agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, no Member shall be permitted to disclose Confidential Information to any of its or any of its Affiliates’ Portfolio Companies.

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(b)            Without limiting the foregoing, each Manager or Observer shall, subject to applicable Law, be permitted to communicate Confidential Information received by such Manager in his or her capacity as a Manager or Observer to the Member who designated such Manager or Observer so long as such Member keeps such Confidential Information confidential and uses such Confidential Information pursuant to this Section 6.07, and agrees not to share such Confidential Information with, or use such Confidential Information for the benefit of, a Company Competitor or Company Adverse Person.

Section 6.08.         Information Rights.

(a)            The Company shall provide:

(i)            each Member (who is not an Excluded Member), as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity of the Company and its Subsidiaries for the Fiscal Year then ended, in each case prepared in accordance with GAAP and setting forth in comparative form the corresponding figures for the prior Fiscal Year, and audited by independent public accountants of recognized national standing, accompanied by customary management discussion and analysis, to the extent delivered to the lenders under the Credit Agreement;

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(ii)           each Member (who is not an Excluded Member), within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year, a consolidated balance sheet and related statements of operations and cash flows of the Company and its Subsidiaries as of the end of such fiscal quarter, in each case prepared in accordance with GAAP and subject to the absence of footnotes and to year-end adjustments, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, accompanied by customary management discussion and analysis, to the extent delivered to the lenders under the Credit Agreement; and

(iii)          each Member, any other information reasonably requested by such Member (at such Member’s cost) for legal, tax or regulatory reporting purposes.

(b)            The Company shall make the information and reports to be provided pursuant to Section 6.08(a) available (e-mail delivery being sufficient) to the Members (who are not Excluded Members) and any bona fide potential transferees of such a Member’s Units (other than a Company Competitor or Company Adverse Person), in each case, subject to such potential transferee entering into a customary non-disclosure agreement with the Company (including on a click-through basis, and which will provide that such potential transferee may not share such information and reports) and confirmation by the Company that such potential transferee would be eligible to acquire Units and is not a Company Competitor or Company Adverse Person.

(c)            Notwithstanding anything to the contrary in this Section 6.08, the Company shall be permitted to establish walls and withhold information from any Company Competitor or Company Adverse Person for business purposes or as legally required;

(d)            The provisions of this Section 6.08 shall terminate upon the consummation of an IPO.

Article 7
Books and Records

Section 7.01.         Books and Records. The Company shall keep appropriate books and records pertaining to the business of the Company. The books and records of the Company shall be kept at the principal office of the Company or at such other place, within or without the State of Delaware, as the Board shall reasonably from time to time determine.

Section 7.02.         Certain Determinations. All matters concerning (a) the determination of the relative amount of distributions among the Members pursuant to Article 3 and Article 4, and (b) accounting procedures and determinations, and tax elections and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board (or its designee).

Section 7.03.         Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year or such other annual accounting period as may be established by the Board pursuant to the Code (“Fiscal Year”).

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Article 8
Transfer of Units

Section 8.01.         General Restrictions on Transfers.

(a)            Except as explicitly prohibited under this Article 8, any Member may at any time Transfer or permit the Transfer of any or all of its Units to a Transferee without the consent of any Person, so long as, in the case of any direct Transfer, such Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a counterpart hereto. Each Member must give prior written notice to the Company of any proposed Transfer, together with a copy of an agreement to be bound by the terms and conditions hereof duly executed by such Transferee, in the case of a direct transfer to a Transferee.

(b)            The parties hereto acknowledge that the limitations on Transfers of Units set forth in this Article 8 are reasonable and are in addition to any restrictions imposed by Law.

(c)            Notwithstanding the foregoing or anything herein to the contrary, no Member may Transfer any Units (including to (x) any Permitted Transferee or (y) any Transferee pursuant to Section 8.03) to any Company Competitor or Company Adverse Person other than (i) in accordance with Section 8.04 or (ii) with the prior written approval of the Board (excluding the vote of any Manager designated by the Member who has proposed to Transfer (or whose Permitted Transferee has proposed to Transfer) Units to a Company Competitor or Company Adverse Person). The Board may in good faith, with notice to each Member, amend Schedule B from time to time to include or remove any Person it reasonably determines has become a Company Adverse Person or has ceased to be so; provided that the inclusion of any Person shall be subject to the prior written consent of the Members (not to be unreasonably withheld, conditioned or delayed (it being understood that the withholding of a Member’s consent in writing shall be deemed reasonable if such Member has provided written notice to the Company (email being sufficient) of its intent to Transfer Units to such Person prior to the Company’s request for consent to inclusion of such Person)) and any Member that does not provide such consent within five (5) days after the Board’s request therefore, shall be deemed to have consented to such inclusion.

(d)            Any direct Transferee of Units (including any Permitted Transferee of any Member) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering such documents as may be necessary, in the opinion of the Board, to make such Person a party thereto, whereupon such Transferee shall be treated as a Member for all purposes of this Agreement.

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(e)            Any purported Transfer of Units, other than any Involuntary Transfer or in accordance with this Agreement, shall be null and void, and the Company shall refuse to recognize any such Transfer (except any Involuntary Transfer) for any purpose and shall not reflect in its records any change in record ownership of Units pursuant to any such Transfer (except any Involuntary Transfer). The personal representative or trustee (or successor in interest) of any Member in an Involuntary Transfer shall be an assignee of such Member’s interest in the Company but shall not become an additional or substitute Member unless and until the conditions set forth in Article 10 are satisfied and any such Member’s estate (or successor in interest) shall be liable for all of its obligations as a Member as the case may be.

(f)            Except as provided in this Agreement or as consented to by the Board, no Member shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Units or enter into any agreements or arrangements of any kind with any Person with respect to any Units inconsistent with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, Transfer or voting (if applicable) of any Units.

(g)            No Member shall be entitled to Transfer any Units or any other rights under this Agreement (including to (x) any Permitted Transferee or (y) any Transferee pursuant to Section 8.03) at any time unless the Board is reasonably satisfied that such Transfer would not:

(i)            violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Units;

(ii)           cause the Company to become subject to the registration requirements of the Investment Company Act;

(iii)          cause the Company to become subject to the registration requirements of Section 12(g) or Section 15(d) of the Exchange Act (it being understood that the following Transfers are presumed not to cause the Company to become subject to such registration: (i) a Transfer to the Company, (ii) a Transfer to a Person that, immediately prior to the Transfer, is a holder of record of any of the Units, and (iii) a Transfer of all Units owned by the proposed transferor to a single Person who is treated as a single record holder of Units under the Securities Exchange Act); or

(iv)          result in any default or event of default under any credit agreement of any of the Company Parties or (without the Board’s consent) any ground lease to which any Company Party is party or result in any liability under any guarantee or indemnity entered into by any Member or any of its Affiliates in favor of the lender(s) under any credit agreement of any of the Company Parties (and, in the case of any Transfer subject to Section 8.03, the Significant Members’ exercise of their respective rights under Sections 8.03(a) and 8.03(b) in full with respect to such Transfer would not result in any such default or event of default or any such liability) (provided that, the Company Parties and the Members who are lender(s) under any credit agreement of any of the Company Parties in effect as of the Effective Date agree not to amend such agreements to restrict the ability of the other Members to transfer their Equity Securities, in each case, without the prior written consent of such affected Member(s) (such consent not to be unreasonably withheld, conditioned or delayed and to be deemed given by such Member if such Member does not affirmatively provide such consent within five (5) days after the Company’s request therefore).

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(h)            Any Member that proposes to Transfer Units in accordance with the terms and conditions hereof shall be responsible for any expenses incurred by any Company Party in connection with such Transfer except as otherwise provided in this Agreement.

(i)            The provisions of this Section 8.01 applicable to the Units shall apply to the Warrants, mutatis mutandis.

(j)            The provisions of this Section 8.01 shall terminate upon the consummation of an IPO, except (i) each Member shall be subject to the lock-up periods provided in Section 9.02 or set forth in any lock-up agreement entered into in connection with any offering effected under Section 9.02 or the Registration Rights Agreement and (ii) with respect to a Management Member, such Management Member must comply with any applicable terms in such Management Member’s Employment Agreement and such management equity interest ownership guidelines as are adopted from time to time in connection with or after an IPO.

Section 8.02.         Permitted Transferees.

(a)            Subject to Section 8.01(g), any Member may at any time Transfer or permit the Transfer of any or all of its Units to a Permitted Transferee without the consent of any Person, so long as, in the case of any direct Transfer to a Permitted Transferee, such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a counterpart hereto. Each Member must give prior written notice to the Company of any proposed Transfer to a Permitted Transferee, together with a copy of an agreement to be bound by the terms and conditions hereof duly executed by such Permitted Transferee, in the case of a direct transfer to a Permitted Transferee.

(b)            If, while a Permitted Transferee holds any Units, such Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial Transferor Member from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial Transferor Member received such Units (an “Unwinding Event”), then the relevant initial Transferor Member:

(i)            shall forthwith notify the Company of the pending occurrence of such Unwinding Event; and

(ii)            shall take all actions necessary prior to such Unwinding Event to effect a Transfer of all the Units held by the relevant Permitted Transferee either back to such Member or, pursuant to this Section 8.02, to another Person which qualifies as a Permitted Transferee of such initial Transferring Member.

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(c)            For the avoidance of doubt, Transfers pursuant to this Section 8.02 shall not be subject to Section 8.03.

(d)            The provisions of this Section 8.02 applicable to the Units shall apply to the Warrants, mutatis mutandis.

Section 8.03.         Tag-Along Rights.

Subject to Section 8.01(c) and Section 8.01(g):

(a)            Tag-Along Rights.

(i)            If a Member (or group of Members acting in concert) proposes to Transfer, in a single transaction or a series of related transactions (other than pursuant to Section 8.04, Section 8.05 or to any of its Permitted Transferees), Common Units then held by such Member (or group of Members) representing a Common Percentage greater than 50% (a “Tag-Along Sale”), then such Member(s) (the “Tag-Along Seller”) shall provide each of the Highbridge Members, the Silver Point Members and each other Member with a Common Percentage greater than or equal to 2% (excluding any Excluded Members), written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer each such other Member (each, a “Tag-Eligible Member”) the opportunity to participate in such Transfer in accordance with this Section 8.03(a) (the “Tag-Along Offer”).

(ii)          The Tag-Along Notice shall identify the number of Common Units proposed to be sold by the Tag-Along Seller, the consideration for which the Transfer is proposed to be made (on an aggregate and per Common Unit basis), the identity of the proposed Transferee(s), the proposed date of the Tag-Along Sale and all other material terms and conditions of the Tag-Along Sale, including the form of the proposed agreement, if any.

(iii)          Each Member exercising its rights in accordance with this Section 8.03(a), (each, a “Tagging Member”) shall have the right (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Tag-Along Seller within fifteen (15) days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”) during the Tag-Along Notice Period, to cause the Tag-Along Seller to include in the proposed Transfer up to a number of Common Units (including, for the avoidance of doubt, any Common Units issued in respect of exercised Warrants) representing the Tagging Member’s Tag-Along Portion; provided that, for the avoidance of doubt, the Tag-Along Seller and each Tagging Member shall receive the same amount and type of consideration for each Unit (as such per Unit price is adjusted to take proper account of distributions pursuant to Section 4.01(a)). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment of the consideration for the Units being transferred in such Tag-Along Sale. Each Tagging Member shall also deliver to the Tag-Along Seller, together with its Tag-Along Response Notice, the certificates or other applicable instruments, if any, representing the Units of such Tagging Member to be included in the Tag-Along Sale, together with a notarized, limited power-of-attorney authorizing the Tag-Along Seller or its representative to Transfer such Units on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificates, if any, and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Member, subject to the provisions of this Section 8.03(a). If, at the termination of the Tag-Along Notice Period, any Tag-Eligible Member shall not have elected to participate in the Tag-Along Sale, or shall have elected to participate in the Tag-Along Sale to a lesser extent than its Tag-Along Portion, such Tag-Eligible Member shall be deemed to have waived its rights under this Section 8.03(a) with respect to the Transfer of its Units (or the Transfer of its Units for the portion of its Tag-Along Portion for which it did not elect to participate) pursuant to such Tag-Along Sale. The provisions of Sections 8.04(c) through 8.04(h) shall apply mutatis mutandis to any Tag-Along Sale.

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(iv)          If, at the end of the one hundred twenty (120)-day period after delivery of such Tag-Along Notice (which one hundred twenty (120)-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received), the Tag-Along Seller has not completed the Transfer of all of the Units proposed to be sold by the Tag-Along Seller and each Tagging Member at the same price and on substantially the same other terms and conditions in the aggregate as set forth in the Tag-Along Notice, the Tag-Along Seller shall (A) return to each Tagging Member the limited power-of-attorney and all certificates and other applicable instruments, if any, representing the Units that such Tagging Member delivered for Transfer pursuant to this Section 8.03(a) and any other documents in the possession of the Tag-Along Seller executed by such Tagging Member in connection with the proposed Tag-Along Sale, and (B) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units shall continue in effect.

(v)          Promptly after the consummation of the Tag-Along Sale, the Tag-Along Seller shall (A) notify each Tagging Member thereof, (B) remit to such Tagging Member the total consideration for the Units of such Tagging Member Transferred pursuant thereto less such Tagging Member’s Tag-Along Portion of any escrows, holdbacks or adjustments in purchase price and any transaction expenses (in each case as determined in accordance with the aggregate purchase price to be received by the Tag-Along Seller in such Tag-Along Sale), with the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (C) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by such Tagging Member. The Tag-Along Seller shall promptly remit to each Tagging Member any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

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(vi)          Notwithstanding anything contained in this Section 8.03(a), there shall be no liability on the part of the Tag-Along Seller to any Tagging Member (other than the obligation to return any certificates evidencing Units and limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Units pursuant to this Section 8.03(a) is not consummated for any reason. Whether to effect a Transfer of Units pursuant to this Section 8.03(a) by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(b)            The provisions of this Section 8.03 shall terminate upon the consummation of an IPO or a Change in Control, and shall not apply to any Transfer in or in connection with an IPO.

Section 8.04.         Drag-Along Rights in Connection with a Drag-Along Sale. (a) If (i) any Member (or group of Members) that has an aggregate Common Percentage greater than 50% (such Member or group of Members, as applicable, the “Drag-Along Seller”) approves a Change in Control to a purchaser that is not a Portfolio Company, Affiliate or other Permitted Holder of any such Member (a “Drag-Along Sale”) and (ii) the Board and the Members with a Common Percentage of at least 60% (including the Highbridge Members and the Silver Point Members for so long as each has a Common Percentage of at least 15%) approve such Drag-Along Sale, then each Member and shall vote for, consent to and raise no objections against such Drag-Along Sale. If the Drag-Along Sale is structured as a (A) merger, divisive merger or consolidation, and the Drag-Along Seller exercises its option pursuant to the immediately preceding sentence, then each Member shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, divisive merger or consolidation (to the extent any such rights exist under applicable Law) or (B) sale of equity, each Member shall be obligated hereby to agree to sell the same proportion of its Units as the Drag-Along Seller is selling in the Drag-Along Sale at the same price and on the other terms and conditions approved by the Drag-Along Seller in accordance with this Section 8.04.

(b)            If the Drag-Along Seller exercises its option pursuant to Section 8.04(a), the Drag-Along Seller shall provide notice of the Drag-Along Sale to the other Members (the “Drag-Along Notice”) not later than ten (10) Business Days prior to the proposed Drag-Along Sale. A Drag-Along Notice shall specify the identity of the acquiror, the form and amount of consideration to be paid to the Members in respect of the Units and any other material terms and conditions of the Drag-Along Sale.

(c)            Each Member shall take all reasonably necessary actions in connection with the consummation of the Drag-Along Sale as requested by the Drag-Along Seller, including the execution of such agreements and such instruments and other actions reasonably necessary to execute the transfer documents negotiated by the Company (including executing and delivering any and all agreements, instruments, consents, waivers and other documents executed by the Company, including any applicable purchase agreement, stockholders agreement or indemnification or contribution agreement, and delivering any certificates representing the Units).

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(d)            Each Member acknowledges and agrees that such transfer documents set forth in Section 8.04(c) may provide customary representations, warranties, indemnities and escrow arrangements relating to such Drag-Along Sale; provided, that, notwithstanding anything to the contrary in connection with a Drag-Along Sale, no Member will be required to make affirmative representations or warranties except as to such Member’s due organization, good standing, authority, ownership, lack of conflicts and the ability to convey title to the applicable Units. Any escrow of proceeds of any such Drag-Along Sale shall be withheld on a pro rata basis among the Members (based on the amount by which each Member’s share of the aggregate proceeds paid with respect to its Units would have been reduced had the aggregate proceeds available for distribution to such Member been reduced by the amount of such escrow).

(e)            If the Drag-Along Seller, in connection with a Drag-Along Sale, appoints a member’s representative (the “Member Representative”) with respect to matters affecting the Members under the applicable definitive purchase agreements following consummation of a Drag-Along Sale, each Member agrees (i) to consent to (A) the appointment of such Member Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (C) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Member Representative in connection with such Member Representative’s service and duties in connection with such Drag-Along Sale and its related service as the representative of the Members and (ii) not to assert any claim or commence any suit against the Member Representative in connection with its service as the Member Representative, absent any willful misconduct, fraud or bad faith on the part of the Member Representative.

(f)            In connection with any such Drag-Along Sale, if required by the Drag-Along Seller, each Member shall agree to become party to the purchase agreement between the Company and the buyer, which agreement shall, subject to Section 8.04(d), be in form and substance as agreed by the Drag-Along Seller, and pursuant to which each Member shall be obligated to join in its pro rata portion based on such Member’s proceeds from such Drag-Along Sale of any indemnification or other obligations that the Drag-Along Seller agrees to provide in connection with such Drag-Along Sale (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member); provided that, for the avoidance of doubt, each Member’s liability in respect of any such indemnification claim (other than any such obligations that relate solely to representations, warranties and covenant given by such Member and except in the case of fraud) shall be several, and not joint and several, and limited to such Member’s proportionate share of the aggregate cash proceeds actually received from the Drag-Along Sale, and shall in no event (except in the case of fraud) exceed the aggregate cash proceeds actually received by such Member from the Drag-Along Sale. No Member shall be liable for the representations and warranties made by any other Member or for the breach of any covenant by any other Member. The liability for indemnification, if any, of each Member under the definitive documentation with respect to a Drag-Along Sale for the inaccuracy of any representations and warranties made by the Company Parties in connection with such Drag-Along Sale shall be several and not joint with any other Person and limited solely to such Member’s proportionate share of any proceeds held in escrow for such indemnification obligations. Without limiting the foregoing, in connection with any Drag-Along Sale, if requested by the purchaser or one of its Affiliates, (1) each non-Management Member (other than the Highbridge Members, the Silver Point Members and their respective Permitted Transferees) shall agree to customary non-solicitation, confidentiality, non-use and non-disparagement covenants in favor of the purchaser and its Affiliates to the extent all non-Management Members (other than the Highbridge Members, the Silver Point Members and their respective Permitted Transferees) are required to do so, and (2) each Management Member shall be required to enter into customary non-competition, non-solicitation, confidentiality, non-use and non-disparagement covenants in any Drag-Along Sale in favor of the purchaser and its Affiliates to the extent all Management Members are required to do so; provided, that, such covenants shall be no more restrictive than those contained in existing agreements between such Management Member and a Company Party. For the avoidance of doubt, no non-Management Member shall be required to enter into non-competition covenants in any Drag-Along Sale.

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(g)            Any Drag-Along Sale pursuant to this Section 8.04 shall occur within one hundred twenty (120) days after delivery of the Drag-Along Notice to the Members; provided that, if such Drag-Along Sale is subject to regulatory approval, such one hundred twenty (120)-day period shall be extended until the expiration of five Business Days after all such approvals have been received or the relevant transaction document is terminated. If, at the end of such period, the Company has not completed the sale or other disposition of the Units in accordance with the terms and conditions of the proposed Drag-Along Sale, the Company shall return to each of the Members certificates evidencing Units and limited powers-of-attorney received by the Company, together with any other documents in the possession of the Company executed by the Members in connection with the proposed Drag-Along Sale, and all the restrictions on Transfer contained in this Agreement with respect to the Units shall again be in effect.

(h)            In connection with any Drag-Along Sale, each Member shall receive (or shall have the option to receive) (i) the same form of consideration and (ii) with respect to a particular class or series of Units, the same amount of consideration per Unit for such class or series of Units; provided that, in the event that any securities are part of the consideration payable to the Members, each Member that is not an “accredited investor” as such term is defined under the Securities Act may, in the discretion of the Drag-Along Seller, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the Drag-Along Seller; provided, further, that, the fact that, in connection with a Drag-Along Sale, (x) certain Management Members may receive additional and reasonable consideration in their capacity as employees or service providers of the Company Parties for entering into restrictive covenants in favor of a purchaser or one of its Affiliates or (y) certain Management Members may obtain the right, or be subject to the obligation, to make an equity investment in a purchaser or one of its Affiliates (whether directly or through a contribution of Units or other Equity Securities of the Company), so long as the Drag-Along Seller has consented to such equity investment, shall not, in the case of either clause (x) or (y), constitute a failure to satisfy any of the conditions set forth in Section 8.04(a) or this Section 8.04(h).

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(i)            Solely for purposes of this Section 8.04 and in order to secure the performance of each Member’s obligations under this Section 8.04, with respect to any Drag-Along Sale, each Member (other than the Highbridge Members and the Silver Point Members) hereby irrevocably appoints the Company as the attorney-in-fact and proxy of such Member with full power of substitution, to vote, provide a written consent or take any other action with respect to its Units required by this Section 8.04 (with such appointment becoming effective only upon such Member’s failure to comply with any of its obligations under this Section 8.04). Such proxy shall be irrevocable and coupled with an interest, and each such Person shall take any further action and execute any other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 8.04 with respect to the Units owned by such Person.

(j)            In no manner shall this Section 8.04 be construed to grant to any Member any dissenters’ rights or appraisal rights or give any Member any right to vote in any transaction structured as a merger, divisive merger or consolidation, whether in connection with any Drag-Along Sale or otherwise, or any other transaction of the Company that would give rise to such rights, and, subject to the terms hereof, the Members hereby grant to the Drag-Along Seller the sole right to approve or consent to any merger, divisive merger or consolidation of the Company in connection with a Drag-Along Sale without approval or consent of the Members.

(k)            Costs incurred by any Member on its own behalf in connection with a Drag-Along Sale shall not be considered costs of a Drag-Along Sale.

(l)            Notwithstanding anything contained in this Section 8.04, there shall be no liability on the part of the Company or the Drag-Along Seller to any of the Members (other than the obligation of the Company to return any certificates evidencing Units, limited powers-of-attorney received by the Company and any other documents in the possession of the Company executed by the Members in connection with the proposed Drag-Along Sale) or any other Person hereunder if the Drag-Along Sale pursuant to this Section 8.04 is not consummated for whatever reason. Whether to effect a Transfer of Units pursuant to this Section 8.04 is to be determined by the Drag-Along Seller (subject to the terms hereof).

(m)            The provisions of this Section 8.04 shall terminate upon the consummation of an IPO or a Change in Control.

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Section 8.05.         Company Repurchase Right.

(a)            Company Repurchase Right. Subject to the terms and conditions hereof, and subject to and without limiting the terms of the Equity Plan (including as to forfeiture), in the event of a Management Member’s (i) Termination of Service for any reason or (ii) Restrictive Covenant Violation, the Company shall have the right (but not the obligation) (the “Company Repurchase Right”) as applicable, to purchase all or a portion (as determined by the Board at any time and from time to time after the event giving rise to the Company Repurchase Right) of the Equity Securities of the Company held directly or indirectly by such Management Member or its Permitted Transferees (the “Company Repurchase Securities”). In the event that a Management Member is a trust or other legal entity solely for the benefit of any current or former employee, director, consultant or other service provider of any Company Party (the “Related Service Provider”), or one or more of the Family Members of the Related Service Provider, the Units held by such Management Member shall be subject to the Company Repurchase Right and the Company Repurchase Right shall be triggered by reference to a Termination of Service of or Restrictive Covenant Violation by the Related Service Provider.

(b)            Company Repurchase Price. The purchase price for the Company Repurchase Securities (the “Company Repurchase Price”) shall be determined as follows:

(i)            Except as set forth herein or in the Equity Plan, the Company Repurchase Price shall be the Fair Market Value of such Equity Securities then in effect as of the date of the applicable Company Repurchase Notice.

(ii)           In the event of a Termination of Service for Cause or a Restrictive Covenant Violation, the Company Repurchase Price shall be the lesser of (x) the Fair Market Value of such Equity Securities then in effect as of the date of the applicable Company Repurchase Notice and (y) the amount paid for the Equity Securities (for the avoidance of doubt, the amount paid for the Units issued under the Equity Plan or any other Employee Plan will be $0.00 unless it is otherwise demonstrated that an amount was paid to the issuance of the Unit (e.g., the payment of the exercise price).

(iii)          Notwithstanding what is otherwise set forth in this Section 8.05(b), in the case of an Unit which has not, pursuant to its terms, been forfeited and is therefore subject to the Company Repurchase Right above, for the avoidance of doubt the Company Repurchase Price will reflect adjustments for any threshold or exercise price and any other limitation expressly set forth in the applicable Award Agreement pursuant to which such Unit was issued.

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(c)            Company Repurchase Notice; Delivery Procedures. To exercise a Company Repurchase Right, the Company shall send written notice to the Management Member of its intention to exercise the Company Repurchase Right, which notice (the “Company Repurchase Notice”) shall specify the number of Equity Securities of the Company subject to the Company Repurchase Notice, the Company Repurchase Price (as calculated by the Board in accordance with Section 8.05(b)) and the closing date of the purchase (the “Company Repurchase Closing”); provided that, subject to the provisions of this Section 8.05(c), the Company Repurchase Closing shall take place at the principal office of the Company (or such other reasonable location as determined by the Board) on a date no later than one hundred twenty (120) days after the date of the Company Repurchase Notice. The exact date and time of the Company Repurchase Closing shall be specified by the Board. At the Company Repurchase Closing, the Management Member shall deliver certificates for the Company Repurchase Securities to be sold to the Company (if any certificates therefor exist) duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed, by such Management Member, free and clear of any Encumbrances. Notwithstanding anything to the contrary contained herein, if with respect to the Company’s exercise of the Company Repurchase Right relating to any Company Repurchase Security, the holder or holders of such Company Repurchase Security fails to take the actions required to effectuate the exercise of the Company Repurchase Right, the Company may take any and all actions appropriate to exercise the Company Repurchase Right in accordance with the terms hereof (including the tendering of payment of the applicable purchase price as provided above) and, upon completion of such actions, the relevant Company Repurchase Security may be unilaterally redeemed and cancelled by the Company.

(d)            Payment of Company Repurchase Price. Payment of the Company Repurchase Price shall be made, first, by the cancellation of any indebtedness arising under any written agreement, if any, owing from the Management Member to any Company Party and then, by the Company’s delivery of a check or wire transfer of immediately available funds to the Management Member’s account as reflected in the records of the Company Parties (for the remainder of the Company Repurchase Price, if any).

(e)            Termination. The provisions of this Section 8.05 shall terminate upon the consummation of an IPO.

Section 8.06.         Transferability of Significant Member Rights. Other than with respect to the rights of a Significant Member to designate and approve Managers as contemplated by Section 5.02(c), all other rights of each Significant Member hereunder that are personal to such Significant Member (excluding, for the avoidance of doubt, any rights that are generally applicable to all Members, including all Members who meet or exceed a specified Common Percentage threshold), in each case are not assignable or transferable, except to a Permitted Transferee of such Significant Member, as applicable, in connection with a Transfer of Units to such Permitted Transferee.

Section 8.07.         Right of First Refusal.

(a)            If a Member or Warrantholder (each, a “ROFR Seller”) proposes to Transfer any Units and/or Warrants (the “Offered Securities”) to any Person (other than pursuant to Section 8.03 or Section 8.04 or to any of its Permitted Transferees) (such transferee, the “Prospective Purchaser”), whether in a single transaction or a series of related transactions, then such ROFR Seller shall first offer the Offered Securities to each Member that (x) has a Common Percentage of at least 10% or (y) has a Common Percentage of at least 10% as of the Effective Date (and had not Transferred any Units thereafter) (each, a “ROFR Member”), at the same price and on the same terms and conditions as those offered to the Prospective Purchaser, by delivering written notice (a “ROFR Offer Notice”) to the Company and each ROFR Member. The ROFR Offer Notice shall state (3) the identity of the Prospective Purchaser, (4) the number and class or series of Units proposed to be Transferred, (5) the proposed date of the Transfer, (6) the price per Unit and/or Warrant, as applicable (the “ROFR Offer Price”) and (7) all other material terms and conditions of the proposed Transfer, and shall constitute an irrevocable offer by the ROFR Seller to sell the Offered Securities to the ROFR Members on the terms set forth therein (the “ROFR Offer”).

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(b)            Each ROFR Member shall have a period of five (5) Business Days after delivery of the ROFR Offer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of the Offered Securities at the ROFR Offer Price and on the other terms and conditions set forth in the ROFR Offer Notice (the Offered Securities (including pursuant to the following sentence) that any ROFR Member so elects to purchase, the “ROFR Purchased Securities”), exercisable by delivering written notice (a “ROFR Election Notice,” which shall specify the number of ROFR Purchased Securities) to the ROFR Seller (with a copy to the Company) prior to the expiration of the ROFR Option Period. The failure of a ROFR Member to deliver a ROFR Election Notice prior to the expiration of the ROFR Option Period shall be deemed a waiver of its rights under this Section 8.07 with respect to the Offered Securities described in such ROFR Offer Notice.

(c)            If a ROFR Member fails to notify the ROFR Seller of its acceptance or rejection of the ROFR Offer prior to the expiration of the ROFR Option Period, such ROFR Member shall be deemed to have irrevocably declined the ROFR Offer. If any ROFR Member declines (or is deemed to have declined) the ROFR Offer with respect to its ROFR Portion, and any other ROFR Members have accepted the ROFR Offer in full with respect to their respective ROFR Portions, the ROFR Seller shall provide notice to each ROFR Member who accepted the ROFR Offer in full with respect to its ROFR Portion that such ROFR Member may acquire the ROFR Portion of the other ROFR Members who declined (or were deemed to decline) the ROFR Offer, and such ROFR Member shall have three (3) days in which to accept such offer as to all (but not less than all) of such Offered Securities. If more than one such ROFR Member accepts such offer, such Offered Securities shall be allocated by type among such ROFR Member pro rata based on their respective ROFR Portions.

(d)            If one or more ROFR Members accept the ROFR Offer to purchase all, and not less than all, of the Offered Securities in accordance with the foregoing, such ROFR Member(s) and the ROFR Seller shall cooperate to consummate the purchase and sale of the Offered Securities in a reasonably expeditious time period, provided that, if the Transfer of such Offered Securities is subject to any prior regulatory approval, such time period shall be extended as necessary until all such approvals shall have been received. At such closing, (i) the ROFR Seller shall Transfer the ROFR Purchased Securities to the ROFR Member(s) free and clear of all liens (other than those arising under this Agreement, the Warrant Agreement or applicable securities laws), and shall so represent and warrant, and (ii) each of the ROFR Member(s) shall pay the aggregate ROFR Offer Price for its ROFR Purchased Securities by wire transfer of immediately available funds. A ROFR Member that exercises its right to purchase Offered Securities pursuant to this Section 8.07 may designate any of its Permitted Transferees to purchase all or a portion of the Offered Securities proposed to be Transferred by the ROFR Seller.

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(e)            If the ROFR Members do not elect to purchase all of the Offered Securities, then, subject to Section 8.01, the ROFR Seller may Transfer all, but not less than all, the Offered Securities to the Prospective Purchaser during the sixty (60)-day period following the expiration of the ROFR Option Period (as such period may be extended as necessary to obtain any required regulatory approvals, but no later than one hundred twenty (120) days following such earlier date), at a price equal to or greater than the ROFR Offer Price and on terms and conditions that are, in the aggregate, no more favorable to the Prospective Purchaser than those set forth in the ROFR Offer Notice. If the ROFR Seller does not consummate such Transfer within such period, the restrictions set forth in this Section 8.07 shall again apply, and the ROFR Seller may not Transfer such Offered Securities without again complying with this Section 8.07.

(f)            The provisions of this Section 8.07 shall terminate upon the consummation of an IPO.

Article 9
IPO; REGISTRATION RIGHTS

Section 9.01.         Conversion to Corporate Form upon an IPO. Upon a determination by the Board to effect an IPO approved in accordance with this Agreement, the Board, at the Company’s expense, shall use commercially reasonable efforts to take such actions as are necessary to structure the IPO in the manner determined appropriate by the Board, including effecting a conversion of the Company to corporate form. In connection with or in anticipation of any such IPO, each Member shall, at the request of the Board, take all actions reasonably necessary or desirable to effect or facilitate such IPO (including any transfers of assets or securities, conversions of securities or interests, mergers, divisive merger, or consolidations or recapitalizations or reorganizations of securities or interests to effect or facilitate such IPO); provided that (a) in connection with such IPO, each Member holding Units (including, for the avoidance of doubt, Units issued upon the automatic exercise of Warrants upon an IPO on a cashless net exercise basis pursuant to the terms of such Warrants) shall be entitled to receive a number of shares of common stock or other Equity Securities (together with any securities exercisable, exchangeable or convertible into such shares or Equity Securities, the “Issuer Shares”) of the IPO “vehicle” (the “Issuer”) selling Equity Securities in the IPO such that if the Company liquidated and distributed its assets in accordance with Article 12 immediately following such IPO, such Member would, in the aggregate in respect of such Units, be entitled to receive the same percentage of the total proceeds as it would have been entitled to receive in a liquidation and distribution of the Company’s assets pursuant to Article 12 immediately prior to such IPO (determined without giving effect to any actions or steps taken to effect or facilitate such IPO pursuant to this Section 9.01) and (b) such IPO shall be effected in a manner that treats Members similarly, but with such differences as may be necessary to give effect to the respective economic entitlements of the various classes and series of Units (including, for example, by providing certain classes or series of Units with enhanced economic entitlements or by issuing additional shares to the holders of certain classes or series of Units, as appropriate, to reflect such different economic entitlements inherent in such Units) and the fact that certain of the Units may be subject to vesting and other contingencies; provided, further, that each holder of a given class or series of Units (including, for the avoidance of doubt, Units issued upon the automatic exercise of Warrants upon an IPO on a cashless net exercise basis pursuant to the terms of such Warrants) shall receive the same securities and same amount of securities per Unit of such class or series, and if any holders of Units (including, for the avoidance of doubt, Units issued upon the automatic exercise of Warrants upon an IPO on a cashless net exercise basis pursuant to the terms of such Warrants) of such class or series are given an option as to the type or amounts of securities to be received, each holder of Units (including, for the avoidance of doubt, Units issued upon the automatic exercise of Warrants upon an IPO on a cashless net exercise basis pursuant to the terms of such Warrants) of such class or series shall be given the same option.

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Section 9.02.         Registration Rights.

(a)            Registration Rights Agreement. In connection with any IPO approved in accordance with this Agreement, the Company and the Members shall negotiate and enter into a registration rights agreement (the “Registration Rights Agreement”) containing (i) customary demand, shelf and piggyback registration rights for the benefit of each Member that has a Common Percentage of at least 20% and their respective Permitted Transferees and (ii) customary piggyback registration rights for each Member, so long as such Member has a Common Percentage of at least 1%, and their respective Permitted Transferees. To the maximum extent permitted by applicable law, the Company shall bear all out-of-pocket registration costs and expenses.

(b)            Holdback Agreement. If the Issuer at any time shall register an offering and sale of Issuer Shares under the Securities Act in an IPO approved in accordance with this Agreement and upon the request of a managing underwriter in connection therewith, no stockholder of the Issuer shall sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Issuer Shares (other than (i) those Issuer Shares included in such registration or (ii) subject to the consent of the underwriters, a Transfer to a Permitted Transferee) without the prior written consent of the Issuer for a period as shall be determined by the managing underwriters, which period cannot begin more than seven days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Issuer or the managing underwriters shall apply to all stockholders of the Issuer with a Common Percentage of at least 1% subject to such agreement pro rata based on the number of Issuer Shares subject to such agreement.

Article 10
Admission of Substituted and Additional Members

Section 10.01.         Substituted Member. In connection with the Transfer of Units of a Member permitted under the terms of this Agreement, the Management Member Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer, and such admission shall be shown on the books and records of the Company; provided that no Transferee shall become a Substituted Member until such Transferee furnishes to the Company (x) a letter of acceptance, in a form reasonably satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.02, and (y) such other documents or instruments as may be deemed reasonably necessary or appropriate by the Board to effect such Person’s admission as a Member. The Board shall classify each Substituted Member as a Management Member to the extent such classification was applicable to the Member transferring the Units and, upon such classification, such Substituted Member shall for all purposes be a Management Member under this Agreement; provided, further, that Section 6.05 and Section 8.05 and all provisions of the applicable Management Member Agreement relating to non-competition, non-solicitation or confidentiality shall continue to apply as though the Unit has not been transferred and continues to be held by the Transferor.

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Section 10.02.         Additional Members. A Person may be admitted to the Company as an Additional Member only upon furnishing to the Company (a) a letter of acceptance, in a form reasonably satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.02, and (b) such other documents or instruments as may be deemed reasonably necessary or appropriate by the Board to effect such Person’s admission as a Member. The Board shall classify each Additional Member as a Management Member to the extent such classification is applicable to such Additional Member and, upon such classification, such Additional Member shall for all purposes be a Management Member under this Agreement.

Section 10.03.         Exercise of Warrants. Any Common Units issued upon exercise of Warrants shall be subject to the terms of this Agreement and each Warrantholder (or other recipient of such Common Units) that is not yet a Member shall execute and deliver a joinder to this Agreement (as contemplated by Section 14.17) as a condition to receiving such Common Units; provided that in any event such Warrantholder (or other recipient of such Common Units) shall be deemed to be a Member upon exercise of such Warrant(s) whether or not it has executed and delivered a joinder to this Agreement.

Article 11
Withdrawal and Resignation of Members

Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, and (if applicable) the Management Member Agreements, such Member shall cease to be a Member. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Member shall not be considered a Member for any purpose after the effective time of such complete withdrawal.

Article 12
Dissolution and Liquidation

Section 12.01.         Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve and its affairs shall be wound up upon the first of the following to occur:

(a)            liquidation and the affirmative vote of the Board approving such dissolution in accordance with the terms hereof; and

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(b)            the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as otherwise set forth in this Article 12, the Company is intended to have perpetual existence. The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 12.02.         Liquidation and Termination. On the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne by the Company as an expense. Until final distribution, the liquidators shall continue to operate the Company’s properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a)            The liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b)            As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value of the Company’s remaining assets (the “Liquidation Assets”), (ii) determine the amounts to be distributed to each Member in accordance with Section 4.01, and (iii) deliver to each Member a statement (the “Liquidation Statement”) setting forth the Fair Market Value of the Liquidation Assets and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Members.

(c)            As soon as the Fair Market Value of the Liquidation Assets and the proper amounts of Distributions have been determined in accordance with Section 12.02(b) above, the liquidators shall promptly distribute the Liquidation Assets to the Members in accordance with Section 4.01.

(d)            In making such distributions, the liquidators shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, equity securities, etc.) among the Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such Member.

(e)            The distribution of cash or property to a Member in accordance with the provisions of this Section 12.02 shall constitute a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

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Section 12.03.         Securityholders Agreement. To the extent that Equity Securities of any Subsidiary of the Company are distributed to any Member in connection with the distribution of the Company’s assets as provided herein, each of the Members shall enter into a securityholders agreement with respect to such Subsidiary’s Equity Securities, which agreement shall contain provisions regarding the Transfer of such Equity Securities (including those provisions relating to (a) restrictions on Transfer, (b) a Drag-Along Sale and (c) rights of Members to participate in certain Transfers by other Members) and other provisions (including with respect to the governance and control of such Subsidiary) in form and substance as nearly identical as practicable to the provisions set forth herein (including in Section 3.04, Article 5 and Article 8).

Section 12.04.         Cancellation of Certificate. On completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.04.

Section 12.05.         Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.02 in order to minimize any losses otherwise attendant upon such winding up.

Section 12.06.         Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from the Company’s assets).

Article 13
Tax Matters

Section 13.01.         Tax Returns. The Company shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns (including information returns) of the Company Parties, which may be required by a jurisdiction in which the Company Parties operate or conduct business for each year or period for which such returns are required to be filed.

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Section 13.02.         Tax Classification. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a corporation for U.S. federal, state and local income and franchise tax purposes. In accordance therewith, (a) each Member agrees to cooperate with the filing of any election with any taxing authority to have the Company treated as such, and (b) each Member hereby represents, covenants, and warrants that it shall not file any tax returns or otherwise take any tax or financial reporting positions inconsistent with such treatment. The Company shall timely file an election on Internal Revenue Service Form 8832 to elect to be treated as a corporation for U.S. federal income tax purposes effective as of July 14, 2026. No change in the U.S. federal income tax treatment of the Company shall be made without the prior written consent of Members with a Common Percentage of at least 90% (which shall include the Highbridge Members and the Silver Point Members for so long as each has a Common Percentage of at least 15% and each of the Consenting Noteholder Members). The Company shall use commercially reasonable efforts to inform the Members and the Warrantholders as soon as reasonably practicable after becoming aware that the Company is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”). Upon written request reasonably in advance of any Transfer, the Company shall use commercially reasonable efforts to provide, to the extent it is legally able to do so, to the Transferor and Transferee a duly-executed certificate by an Officer attesting that the Company is not a USRPHC in form contemplated by applicable U.S. Treasury Regulations. Notwithstanding anything to the contrary, the Company shall have no obligation to affirmatively monitor whether the Company is a USRPHC as of any date.

Article 14
Miscellaneous

Section 14.01.         Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member, and each Transferee of Units shall be deemed to represent and warrant to the Company and each other Member, upon the Transfer of Units to such Transferee, that:

(a)            such Member is acquiring the Units being acquired by it for investment and not with a view to distributing all or any part thereof in any transactions which would constitute a “distribution” within the meaning of the Securities Act;

(b)            such Member acknowledges that the Units have not been registered under the Securities Act or any state securities Law, and the Company is under no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission with respect to the Units;

(c)            such Member is able to bear the complete loss of his, her or its investment in the Units;

(d)            except as may be set forth in such Member’s Management Member Agreement, such Member or entity is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act);

(e)            such Member understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such person or entity) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is currently not available and that, if applicable, Rule 144 may in many instances afford the basis for sales only in limited amounts;

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(f)            such Member, in making its decision to invest in the Units, (i) has relied solely upon an independent investigation made by such Member and its representatives (including financial, tax and legal advisors) to the extent believed to be appropriate by such Member and (ii) has been given the opportunity to examine all documents and to ask questions of, and receive answers from, the Company and its representatives concerning the business of the Company and the terms and conditions of such Member’s purchase of its Units;

(g)            such Member is duly authorized to join in this Agreement and the Person executing this Agreement on its behalf is duly authorized to do so;

(h)            the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and

(i)            this Agreement is valid, binding and enforceable against such Member (including, in the case of a Member that is a trust, the trust property) in accordance with its terms.

Section 14.02.         Power of Attorney. Each Member (other than the Significant Members) hereby constitutes and appoints the Board and the liquidators, and their respective designees, with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates and other instruments in accordance with the terms of this Agreement which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement effected in accordance with Section 14.03, (c) all conveyances and other instruments or documents which the Board or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation, and (d) all instruments relating to the admission, withdrawal or substitution of any Member (other than the Significant Members) pursuant to Article 10 or Article 11. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of the applicable Member and the Transfer of all or any portion of its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

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Section 14.03.         Amendment; Waiver.

(a)            Subject to Section 5.05(b)(i), and the last sentence of Section 8.01(c), any provision of this Agreement may at any time be amended, modified, waived or supplemented solely pursuant to a written instrument making specific reference to this Agreement that identifies itself as an amendment, modification, waiver or supplement to this Agreement that is approved by the Board and executed by the Company; provided that (i) no amendment, modification, waiver or supplement of this Agreement that disproportionately and adversely affects the rights and obligations of any Member (or group of Members (including the Consenting Noteholder Members)) relative to the other Members may be made without the prior written consent of the Member(s) holding at least a majority of the Units then held by such adversely affected Member(s), (ii) no amendment, modification, waiver or supplement of this Agreement with respect to Section 3.04 (Preemptive Rights), Section 4.01 (Distributions) (other than to implement any issuance of Units that are subject to preemptive rights pursuant to Section 3.04, provided that any such amendment, modification, waiver or supplement does do not eliminate or adversely modify any specific rights of the Consenting Noteholder Members), Section 6.08 (Information Rights), Section 8.03 (Tag-Along Rights), Section 8.04 (Drag-Along Rights)) and this Section 14.03(a) (Amendments) that adversely affects the Consenting Noteholder Members may be made without the prior written consent of the Consenting Noteholder Members holding at least a majority of the Units then held by such adversely affected Consenting Noteholder Members, and (iii) no amendment, modification, waiver or supplement of any provision in this Agreement that grants rights to a Significant Member that are personal to such Significant Member may be made without the prior written consent of such Significant Member.

(b)            No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision. Any failure by any party at any time to enforce any of the provisions of this Agreement, or single or partial enforcement of any rights, powers or remedies conferred by this Agreement, shall not be construed to be a waiver of such provision or any other provisions hereof, or preclude any other or further exercise thereof.

Section 14.04.         Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally; on the date sent if delivered by e-mail between 9:00 A.M. and 6:00 P.M. (Eastern Time) on any Business Day (and when sent outside of such hours, on the next Business Day); provided, that, no “error” message or other notification of non-delivery is generated; three Business Days after sending if such notice is sent with a reputable international express courier service (using any delivery option reasonably believed to deliver such notice within three Business Days), with postage thereon prepaid, and in each case, addressed to such Member at the address set forth on Schedule A attached hereto or agreement to be bound hereby (or such other address as may be designated by such Member from time to time by written notice to the Company and the other Members).

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Section 14.05.         Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, permitted Transferees and permitted assigns; provided that no Member may assign to any Permitted Transferee any of its rights or obligations hereunder other than in connection with a Transfer to such Permitted Transferee of Units in accordance with the provisions of this Agreement. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the Board, other than (a) in connection with a Transfer of Units made by a Member to a Permitted Transferee thereof in accordance with this Agreement or (b) otherwise, as expressly provided hereunder. Any purported assignment in violation of this provision shall be null and void ab initio.

Section 14.06.         Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or any Member or Warrantholder.

Section 14.07.         Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

Section 14.08.         Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 14.09.         Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 14.10.         Incorporation by Reference. Every schedule attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

Section 14.11.         Further Action. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

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Section 14.12.         GOVERNING LAW AND CHOICE OF FORUM.

(a)            All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(b)            EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) IN ANY issue, claim, demand, ACTION, cause or action, suit OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT (and the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, based on or in connection with THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN Section 14.04. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.13.         Counterpart Execution. This Agreement may be executed and delivered in any number of counterparts, any one of which need not contain the signatures of all the parties hereto, with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Facsimile signatures and those delivered by other electronic means shall constitute original signatures for all purposes of this Agreement.

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Section 14.14.         WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 14.15.         No Effect Upon Lender Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of any Member (other than any Management Member) or any of their respective Affiliates in its capacity as a lender to any Company Party pursuant to any agreement under which any Company Party has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, shall have no duty to consider (a) its status or the status of any of its Affiliates as a direct or indirect Member or equityholder of any Company Party, (b) the interests of any Company Party or (c) any duty it may have to any other direct or indirect Member or equityholder of any Company Party, except as may be required under the applicable loan documents or by commercial Law applicable to creditors generally.

Section 14.16.         Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Original Agreement; provided that nothing herein shall relieve any party of liability for any breaches thereof prior to the date hereof.

Section 14.17.         Certain Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement (in form attached as Exhibit A), each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the Company and to every other Member as follows: (a) the determination of such Member to acquire Units in connection with this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Member or by any agent or employee of any other Member and (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder.

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Section 14.18.         No Third-Party Beneficiaries. Except as set forth in Section 6.04, this Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement.

Section 14.19.         Injunctive Relief. The parties hereto acknowledge and agree that a violation of any of the terms of this Agreement would cause each of the other parties irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each of the parties hereto shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts provided by Section 14.12 in addition to any other remedy to which it may be entitled at law or equity, without the posting of any bond.

Section 14.20.         Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the consummation of an IPO (except that Section 9.02 and Articles 1 and 14 shall survive such termination) or (b) the termination of the Company in accordance with Section 12.04. No termination of this Agreement or any provision hereof shall release any party from any obligation or liability that arose at or prior to such termination.

Section 14.21.         Aggregation of Units.

(a)            All Units held or acquired by the Highbridge Members shall be aggregated together for the purpose of determining the availability of any rights under and applications of any limitations under this Agreement with those held by their Permitted Transferees, and the Highbridge Members and their Permitted Transferees may apportion such rights as among themselves in any manner as the Highbridge Members deem appropriate. For the avoidance of doubt, Units held or acquired by the Highbridge Members shall be aggregated with Units held or acquired by their Permitted Transferees for purposes of determining the ownership of the Highbridge Members hereunder.

(b)            All Units held or acquired by the Silver Point Members shall be aggregated together for the purpose of determining the availability of any rights under and applications of any limitations under this Agreement with those held by their Permitted Transferees, and the Silver Point Members and their Permitted Transferees may apportion such rights as among themselves in any manner as the Silver Point Members deem appropriate. For the avoidance of doubt, Units held or acquired by the Silver Point Members shall be aggregated with Units held or acquired by their Permitted Transferees for purposes of determining the ownership of the Silver Point Members hereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

COMPANY:

INOTIV PARENT, LLC

By:	/s/ Beth A. Taylor
	Name:	Beth A. Taylor
	Title:	Executive Vice President and Chief Financial Officer

[Amended and Restated Limited Liability Company Agreement]

Exhibit A
FORM OF JOINDER AGREEMENT

WHEREAS, simultaneously with the execution of this Agreement, the undersigned is acquiring ____________ of Common Units (the “Units”) of Inotiv Parent, LLC (the “Company”); and

WHEREAS, as a condition to the acquisition of the Membership Interests, the undersigned has agreed to join in that certain Amended and Restated Limited Liability Company Agreement, dated as of July 19, 2026 (as such agreement may be amended from time to time, the “LLC Agreement”), among the Company and the Members (as such term is defined in the LLC Agreement) party thereto; and

WHEREAS, the undersigned understands that the execution of this Agreement is a condition precedent to the acquisition of the Units.

NOW, THEREFORE, as an inducement to both the transferor of Units and the other Members to allow the Transfer (as such term is defined in the LLC Agreement) of Units to the undersigned, the undersigned hereby acknowledges and agrees that:

A.	it hereby joins in the LLC Agreement and agrees to be bound by the terms and provisions of the LLC Agreement as a Member; and

B.	unless otherwise specified by the undersigned in a notice delivered by the undersigned in accordance with Section 14.04 of the LLC Agreement, any notice required or permitted to be delivered to the undersigned shall be properly delivered if delivered to:

Email Address:

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this ____ day of _______________, 20___.

[ENTITY NAME]

Name:
Title: